UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

INFINITY PROPERTY AND CASUALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

3700 Colonnade Parkway

Suite 600

Birmingham, Alabama 35243

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 21, 2013

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on May 21, 2013, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the nominees to our Board.

We continue to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, this Notice of Annual Meeting of Shareholders contains instructions on how to access and review our Proxy Statement and our 2012 Annual Report on Form 10-K over the Internet. We believe this process allows us to provide our shareholders with the information they need in a timelier manner.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you through your broker, or to promptly complete and return your proxy form.

James H. Romaker
Secretary

Birmingham, Alabama

April 15, 2013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Tuesday, May 21, 2013

Time:	9:00 a.m., Central Daylight Time

Place:	The Westin Birmingham 2221 Richard Arrington Jr. Boulevard North Birmingham, Alabama 35203

Purpose:	• To elect eight directors identified in the Proxy Statement

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year

• To approve, on an advisory basis, the compensation of our named executive officers

• To approve the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan

• To conduct any other business that may properly be raised

Record Date:	March 25, 2013

Mailing Date:	Approximately April 15, 2013

INFINITY PROPERTY AND CASUALTY CORPORATION

May 21, 2013

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 21, 2013

You are receiving this communication because you hold shares in Infinity Property and Casualty Corporation,

and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2012 Annual Report on Form 10-K are available at

http://www.infinityauto.com/proxy2012

GENERAL INFORMATION

Who May Vote

Shareholders, as recorded in our stock register on March 25, 2013, may vote at the meeting. As of that date, we had 11,488,714 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by completing and returning the attached proxy card.

Telephone and Internet Proxy. Some shareholders can also vote by touchtone telephone and/or the Internet. The use of electronic voting via the telephone and the Internet is dependent upon how a shareholder holds shares and, if held through a broker, each shareholder’s particular broker. Please follow the instructions provided on the proxy card if electronic voting is made available to you and if you wish to vote electronically. Please note that you may be unable to access electronic voting after 11:59 p.m., May 20, 2013.

Access to the Notice of Annual Meeting, Proxy Statement, and the Annual Report on Form 10-K

The Notice of Annual Meeting, Proxy Statement, and 2012 Annual Report on Form 10-K are available under the Investor Relations section of our website located at www.infinityauto.com. An online Annual Report is also available under the Investor Relations section of our website located at www.infinityauto.com. We will also provide a copy of any of these documents to any shareholder free of charge, upon request by calling (205) 803-8186, by e-mailing investor.relations@infinity-insurance.com, or by writing to: Infinity Property and Casualty Corporation, Attn: Investor Relations, 3700 Colonnade Parkway, Suite 600, Birmingham, AL 35243.

Street Name Holders. If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting on any or all matters.

If you sign and return the enclosed proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of our Board of Directors, namely “FOR” our director candidates, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (the “NEOs”) as disclosed in this Proxy Statement, and “FOR” the approval of the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan. If any other matters properly come before the meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the named proxies. Management has not received proper notice of any matters to be presented at the meeting other than those proposed in this Proxy Statement.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of the appointment of the independent registered public accounting firm for the 2013 fiscal year. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to all other matters is counted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive materials from them asking how you wish to vote.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by submitting a new proxy with a later date (or by recording a later telephone or Internet proxy), by voting in person at the meeting, or by notifying our Corporate Secretary in writing at the address of our principal executive offices as listed on the front page of the Proxy Statement.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated and the results certified by or under the direction of an Inspector of Elections, who may be an employee of ours.

The eight director candidates who receive the greatest number of “FOR” votes will be elected to serve as directors on the Board. Abstentions and broker non-votes will not be counted as votes cast.

Approval of all other matters at the meeting or of postponement or adjournment, require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast.

Proxy Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting of Shareholders and at any postponement or adjournment thereof. We will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $11,500, plus out-of-pocket expenses. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile, and by e-mail.

Other Matters

Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder so desires. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to our Corporate Secretary at the address as listed on the first page of this Proxy Statement not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

PROPOSAL 1:	ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that the Board of Directors consists of one class of directors with a term ending at each annual meeting of shareholders. The size of the Board shall be deemed to be equal to the number of directors elected at the 2013 Annual Meeting of Shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated E. Robert Meaney for election and Teresa A. Canida, Jorge G. Castro, James R. Gober, Harold E. Layman, Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff for re-election to the Board of Directors.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the 2013 Annual Meeting of Shareholders will be elected to hold office until the expiration of each elected director’s term at the next Annual Meeting of Shareholders.

We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unavailable or unwilling to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Nominee

Business Experience

(Additional information regarding each director’s specific experience, qualifications,  attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

TERESA A. CANIDA Age 59

Elected Director in May 2009.

Currently serving as President of Taplin, Canida & Habacht LLC since 2008.

Previously served as President, Managing Principal, and Chief Compliance Officer of Taplin, Canida & Habacht, Inc. (predecessor to Taplin, Canida & Habacht LLC) from 1985 to 2008.

JORGE G. CASTRO Age 55

Elected Director in August 2003.

Currently serving as Chief Executive Officer for Lombardia Capital Partners since 2005.

Previously served as Vice Chairman of Lombardia Capital Partners from 2003 until 2005.

Previously served as Chief Executive Officer and Chief Investment Officer of CIC/HCM Asset Management from 1989 to 2003.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

JAMES R. GOBER Age 61

Elected Director in December 2002.

Currently serving as our Chief Executive Officer and President since 2002 and Chairman of the Board since December 2003.

Previously served in various executive roles within each of Infinity’s insurance company subsidiaries since 1991.

HAROLD E. LAYMAN Age 66

Elected Director in August 2003.

Currently serving as a member of Blount International, Inc.’s Board of Directors since 1999 and as a member and Chairman of its Compensation Committee.

Currently serving as a member of GrafTech International, Ltd.’s Board of Directors since 2003, as a member of its Nominating and Corporate Governance Committee, and as a member and Chairman of its Organization, Compensation, and Pension Committee.

Previously served as President of RiverBend Management Group LLC from 2005-2010.

Previously served as President and Chief Executive Officer of Blount International, Inc. until 2002.

Previously served as a member of Grant Prideco, Inc.’s Board of Directors and as Chairman of its Audit Committee from 2003 until 2008.

E. ROBERT MEANEY Age 65	Nominated to serve as a Director in 2013. Previously served as Senior Vice President from 1998 until 2012 and as Corporate Secretary from 2006 until 2011 of Valmont Industries, Inc.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is
contained within the Nominating and Corporate
Governance Committee section of this Proxy Statement)

DRAYTON NABERS, JR. Age 72

Elected Director in May 2007.

Currently serving as a shareholder in the law firm of Maynard, Cooper & Gale, P.C. since 2007.

Currently serving as a member of ProAssurance Corporation’s Board of Directors since 2007 and as a member and Chairman of its Audit Committee.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 2007 until 2008.

Previously served as the Chief Justice of the Alabama Supreme Court from 2004 until 2007.

Previously served as the Director of Finance for the State of Alabama from 2003 until 2004.

Previously served as the Chairman of the Board of Directors of Protective Life Corporation until 2002.

WILLIAM STANCIL STARNES Age 64

Elected Director in May 2008.

Currently serving as Chairman of the Board of Directors and Chief Executive Officer of ProAssurance Corporation since 2007.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 1998 until 2008.

Previously served as President of Administration and Planning for Brasfield & Gorrie from 2006 until 2007.

Previously served as Senior Partner of the law firm of Starnes & Atchison LLP until 2006.

SAMUEL J. WEINHOFF Age 62

Elected Director in May 2004.

Currently serving as an insurance industry consultant.

Currently serving as a member of Allied World Assurance Company Holdings, Ltd.’s Board of Directors since 2006, as Chairman of its Compensation Committee, and as a member of its Audit, Enterprise Risk, Executive and Investment Committees.

Previously served as a member of the Board of Directors of Inter-Atlantic Financial, Inc. from 2007 until 2009.

Previously served as Managing Director and Head of Schroders & Co.’s U. S. Financial Institutions Group, Investment Banking from 1997 until 2000.

Previously served as Managing Director at Lehman Brothers from 1985 until 1997.

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INFINITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR

The Audit Committee of the Board of Directors has recommended the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. If the shareholders do not ratify the selection, the Audit Committee may reconsider its selection or decide to continue the engagement of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines a change would be in the best interests of Infinity and the shareholders.

The Board recommends you vote

FOR

ratification of the appointment of Ernst & Young LLP as Infinity’s Independent Registered Public Accounting Firm for the 2013 Fiscal Year.

PROPOSAL 3:	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Act”), enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail below under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each NEO’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

The Board recommends you vote

FOR

approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4:	TO APPROVE THE INFINITY PROPERTY AND CASUALTY CORPORATION 2013 STOCK INCENTIVE PLAN

The Board voted unanimously to approve and recommend to shareholders the approval of the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan (the “2013 Plan”), the principal provisions of which are described below.

Set forth below are: (i) a summary of the principal features of the 2013 Plan; and (ii) a description of the U.S. federal income tax consequences under the 2013 Plan.

Summary of the 2013 Stock Incentive Plan

The following is a summary of the material terms of the 2013 Plan and is qualified in its entirety by the full text of the 2013 Plan, which is set forth as Annex A to this Proxy Statement.

Objectives of the 2013 Plan

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The 2013 Plan promotes the Company’s compensation philosophy and objectives by: (i) providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees, directors, and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares, and (vi) aligning the personal interests of officers, employees, and others in the Company’s long-term growth and profitability with the interests of the Company’s shareholders. The 2013 Plan will effectively replace the Company’s 2002 Restricted Stock Plan (as amended and restated effective July 31, 2007), Amended and Restated 2002 Stock Option Plan, Non-Employee Directors’ Stock Ownership Plan, and Second Amended and Restated 2008 Performance Share Plan (collectively, the “Prior Plans”). As of March 25, 2013, approximately 266,270 shares remained available for grant under the Prior Plans, and the Board approved the 2013 Plan to provide a sufficient pool, and broad variety, of stock and stock-based awards. Subject to shareholder approval at the Annual Meeting, the 2013 Plan will be effective as of May 21, 2013. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented in the Equity Compensation Plan Information table set forth herein.

The 2013 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals, performance shares and performance units, and unrestricted shares. The 2013 Plan is also designed to allow for the award of compensation that will be fully deductible, in compliance with Section 162(m). It is intended that awards under the 2013 Plan with a performance component (which does not include time-vested share awards) generally will satisfy the requirements for performance based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three highest-paid executives other than the Chief Executive Officer and Chief Financial Officer during a tax year, unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2013 Plan.

Shares Subject to the 2013 Plan

The aggregate number of common shares that may be issued under the 2013 Plan is 1,000,000. The 2013 Plan provides for appropriate adjustments in the number of shares subject to the 2013 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation, or forfeiture of the award, then those shares would again be available for inclusion in future grants. Upon the effective date of the 2013 Plan, the shares available under the Prior Plans will terminate, and no further awards will be granted under such Prior Plans; provided that all outstanding awards under such Prior Plans remain outstanding and are administered and settled in accordance with the provisions of the Prior Plans, as applicable.

Other Share Limitations

The maximum number of shares subject to full-value awards that may be granted under the 2013 Plan is 1,000,000. The maximum number of shares subject to incentive stock options (“ISOs”) that may be granted under the 2013 Plan is 1,000,000. The maximum number of shares subject to full-value awards that may be granted to an individual in a calendar year is 100,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 300,000 shares.

Eligible Participants

Officers and key employees of the Company, any consultant to the Company, and the Company’s non-employee directors are eligible to receive awards under the 2013 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth.

Administration

The 2013 Plan is administered by a committee (the “Committee”) consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m), “independent director” set forth in the NASDAQ Listing Rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the Board, the Compensation Committee (or, with respect to awards to non-employee directors, the Nominating and Corporate Governance Committee) will administer the 2013 Plan and has the authority under the 2013 Plan to: (i) select the employees, consultants, and directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the 2013 Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of 162(m); (v) with respect to any performance based compensation, certify that any performance goals have been achieved; (vi) determine whether terms, conditions, and objectives have been met or, if permissible, should be modified or waived, not inconsistent with the terms of the 2013 Plan; (vii) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (viii) determine administrative rules, guidelines, and practices governing the 2013 Plan; and (ix) interpret the provisions of and otherwise supervise the administration of the 2013 Plan.

Stock Options

Stock options granted under the 2013 Plan must be in the form of either ISOs, which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on the NASDAQ Global Select Market on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the 2013 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will become available for issuance under the 2013 Plan. The 2013 Plan prohibits stock option repricing.

Code Limitations on Incentive Stock Options

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the 2013 Plan, an ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company. The total fair market value of shares subject to ISOs that are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding common stock.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SAR”) separately or in connection with a stock option granted under the 2013 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will become available for issuance under the 2013 Plan. The 2013 Plan prohibits SAR repricing.

Restricted Share and Restricted Share Unit Awards

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Unless otherwise determined by the Committee, participants who hold restricted shares have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse, but shall not have voting rights with respect to the shares. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder any rights of a shareholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement), or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the 2013 Plan.

The 2013 Plan contemplates the annual award to non-employee directors of a number of restricted shares having a fair market value of $55,000.

Performance Shares and Performance Unit Awards

The Committee may grant performance shares and performance unit awards which consist of the right to receive shares of the Company’s common stock upon the attainment of certain performance goals established by the Committee on such terms and conditions as the Committee may determine.

Performance Based Exception

The Committee may grant awards in a manner that is intended to qualify for the performance based exception to the deductibility limitations of Section 162(m) and conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following performance measures: combined ratio, premium growth, including growth within certain specific geographical areas, cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per common share, favorable comparison to established budgets, return on equity or shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the Company’s prior performance. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m), to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved.

Unrestricted Share Awards

The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the 2013 Plan), subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee.

Termination of Employment

Generally, the vesting of awards is accelerated upon a participant’s termination of employment by death, disability or retirement (for any reason other than for cause), with a participant being allowed to exercise vested stock options or SARs for a period of time after termination; provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m), no vesting may occur or no distribution may be made prior to the attainment of the performance goals, unless otherwise provided by Section 162(m). In the case of a participant’s termination of employment for cause, unless otherwise provided in an award agreement, all awards, whether vested or not, are immediately forfeited.

Change in Control

Except as otherwise provided in an award agreement, upon a “change in control” as defined in the 2013 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; (ii) all restricted share and restricted share unit awards automatically become fully vested; and (iii) all performance share and performance share unit awards automatically become fully vested.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Discontinuation of 2013 Plan, Amendments, and Award Substitutions

The Board or Committee may amend, alter, or discontinue the 2013 Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations, or exchange requirements (including for the purpose of qualification under Section 162(m) as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The 2013 Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No awards shall be made under the 2013 Plan after the tenth anniversary of the effective date.

Plan Benefits

No benefits or amounts have been granted, awarded, or received under the 2013 Plan, and the amount of awards payable under the 2013 Plan to any participant is not determinable, as awards are discretionary and participation is determined each fiscal year.

The following Equity Compensation Plan Information table presents information about the Company’s equity compensation plans (2002 Restricted Stock Plan (as amended and restated effective July 31, 2007), Amended and Restated 2002 Stock Option Plan, Non-Employee Directors’ Stock Ownership Plan, Employee Stock Purchase Plan, and Second Amended and Restated 2008 Performance Share Plan) as of December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved by security holders:
Amended and Restated 2002 Stock Option Plan	91,357		$31.32	—	91,357
2002 Restricted Stock Plan	—		—	278,843	0
Non-Employee Directors’ Ownership Plan	—		—	49,461	150,539
Employee Stock Purchase Plan	—		—	—	945,940
Second Amended and Restated 2008 Performance Share Plan	92,030	(1)	—	—	307,981
Equity Compensation Plans not approved by security holders:
None	—		—	—	—

(1)

Represents outstanding awards of Performance Share Units issued under the Performance Share Plan. Upon conversion, each Performance Share Unit will convert into between 0 to 3 shares of common stock. This figure, 92,030, represents the maximum number of shares of common stock that could be issued upon the conversion of the outstanding Performance Share Unit awards at December 31, 2012.

Certain Federal Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the 2013 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the 2013 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and Infinity will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and Infinity will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such surrendered stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or Infinity on the grant of a NQSO pursuant to the 2013 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. Infinity will be entitled to a federal income tax deduction in an amount equal to such excess, provided that Infinity complies with applicable reporting rules. Deductions attributable to the award of NQSOs shall be excludable from the $1,000,000 limitation of Section 162(m) so long as the award is made by the Committee, the Plan states the maximum number of shares with respect to which options may be granted during a specified period, and the exercise price of the option is equal to or greater than the value of the shares at the time of grant.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR, and Infinity will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. Infinity may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant, subject to the application of Section 162(m) as discussed above with respect to NQSOs.

Restricted Share and Restricted Share Unit Awards

The taxability of a restricted share and restricted share unit awards to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will recognize taxable ordinary income at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. Infinity will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant, however, such deduction is subject to the limitations in Section 162(m) unless the restricted shares or restricted share units qualify as performance based compensation.

Performance Share and Performance Unit Awards

Performance shares and performance units are awarded subject to the attainment of certain performance goals established by the Committee. A participant who is awarded a performance share or a performance unit will not recognize taxable ordinary income on the date of grant. Upon vesting of performance shares or payment on performance units after certification by the Committee that performance goals have been achieved, the participant will recognize taxable ordinary income equal to the value of the shares or units at the time of vesting or payment. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to the participant will be treated as the cost basis for such shares. Infinity will be entitled to a deduction in such amount and at such time as the ordinary income becomes taxable to the participant. Deductions attributable to awards of performance shares and performance units shall be excluded from the $1 million deduction limitation of Section 162(m) so long as such awards qualify as performance based compensation.

Application of Section 409A to Deferred Compensation Arrangements

The 2013 Plan provides that the Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2013 Plan, a corresponding deduction is available to Infinity provided Infinity complies with certain reporting requirements. Under Section 162(m), however, Infinity will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the three highest-paid executives other than the Chief Executive Officer and Chief Financial Officer, excluding (among other things) certain performance based compensation as discussed above.

Infinity is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by Infinity with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2013 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

The Board recommends you vote

FOR

approval of the Infinity Property and Casualty Corporation

2013 Stock Incentive Plan.

THE BOARD OF DIRECTORS

General

Infinity is an Ohio corporation and, therefore, governed by the corporate laws of Ohio. Because our stock is publicly traded on the NASDAQ Global Select Market and we file reports with the Securities and Exchange Commission, we are also subject to NASDAQ rules as well as various provisions of federal securities laws.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends and undertaking major capital and financing initiatives.

The full Board of Directors met six times during 2012. During 2012, each director attended at least 75% of the total number of meetings held by the Board and by the Committees on which the director served. The independent members of the Board met four times in 2012 without the presence of management directors.

Our policy is to require director attendance at annual meetings of shareholders. All directors attended the 2012 annual meeting of shareholders.

Leadership Structure

Our Board of Directors has chosen not to separate the roles of Chairman and Chief Executive Officer (“CEO”) but has utilized a lead director (the “Lead Director”) since 2004. On May 23, 2012, the independent directors appointed Drayton Nabers, Jr. to serve as the Lead Director and to preside at all Board and Executive Committee meetings until the next annual meeting of shareholders and until his successor is appointed. Our Board, acting through its Nominating and Corporate Governance Committee, has determined, at this time, to continue to utilize a leadership structure of combining the roles of Chairman and CEO based upon the following:

•	The Company maintains a strong and independent Lead Director, as evidenced by the following:

•	The Lead Director has prior experience serving as Chairman of a publicly-traded insurance company and is therefore able to act as a strong, independent voice for the independent directors.

•	The Lead Director resides in Birmingham and is able to meet, in person, with management and serve as a liaison between management and the independent directors in between meetings of the Board.

•	The Lead Director reviews and approves the agendas for Board meetings.

•	The Board has established a practice of naming the Lead Director as Chairman of the Nominating and Corporate Governance Committee.

•

The Lead Director frequently meets with the independent directors outside of the presence of management in executive sessions of Board meetings and, less formally, on the evening preceding Board meetings.

•

Our Board believes that an active, independent Lead Director can be just as effective in implementing the corporate governance objectives designed to be achieved by separating the roles of Chairman and CEO.

•

The last four directors (including Mr. Meaney) nominated to our Board were nominated based upon the recommendation of an independent director, not the CEO or any other employee director, and none of the current independent directors were nominated based upon the recommendation of the CEO or any other employee director, which indicates a lack of “Board capture” by the CEO.

Risk Oversight

The Company’s management, including and under the supervision of the CEO, has the primary responsibility for managing risks to the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the Company’s risk management policies and procedures for risks associated with the Company’s investment portfolio to the Investment Committee and for risks associated with the Company’s compensation polices and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s risk management policies and procedures, except to the extent that such responsibility is delegated to the Investment or Compensation Committee or otherwise retained by the Board. All Board committees regularly report to the Board regarding matters considered and actions taken at committee meetings. Nevertheless, the Board believes that responsibility for oversight of the Company’s risk management efforts ultimately resides with the entire Board. As such, in 2012, the Board reviewed and discussed the Company’s risk management policies and procedures as part of a strategic planning session between the Board and senior management. As part of this strategic planning session, the Board considered and established specific risk tolerance thresholds.

The Company has historically conducted annual enterprise risk assessment surveys to identify, monitor and assess risk exposures. Survey participants include the Company’s NEOs, Board members and certain senior managers and professionals in key departments. The survey results are considered by the Board and management in conjunction with the Company’s strategic planning process. The Company uses the survey results to identify the most critical risks facing the Company and to assist in its efforts to assess and monitor and to mitigate, control or avoid such risks.

In 2010, management assembled a Risk Management Committee (the “Risk Committee”), consisting of Messrs. Smith and Simon and other members of management from the Company’s operational, legal, and accounting and finance departments. This Risk Committee has considered and continues to consider information in the aforementioned survey results to further expound the meaning and nature of and interconnectivity among risk areas. During 2012, the Risk Committee regularly provided the Audit Committee with its findings related to the Company’s risk oversight function and, as necessary, management’s plans to maintain the Company’s risk within the risk tolerance thresholds established by the Board.

THE COMMITTEES OF THE BOARD OF DIRECTORS

The directors have organized themselves into the Nominating and Corporate Governance Committee, Executive Committee, Compensation Committee, Audit Committee, and Investment Committee. Each of the Nominating and Corporate Governance, Compensation, Audit, and Investment Committees is composed exclusively of Non-Employee Directors that meet the relevant independence requirements established by the NASDAQ Listing Rules, the Sarbanes-Oxley Act, and Securities Exchange Act Rule 10A-3 that apply to their particular assignments. Our Board has determined that all nominees for election to the Board, with the exception of Mr. Gober, meet the independence standards of NASDAQ Listing Rule 5605. Each committee’s charter is available under the Investor Relations section of our website located at www.infinityauto.com. Our Board has adopted a Code of Ethics, which is available under the Investor Relations section of our website located at www.infinityauto.com and which applies to all directors, executive officers, and employees of the Company. A copy of the Code of Ethics will also be provided without charge upon written request sent to our Corporate Secretary at the address shown on the cover page of this Proxy Statement. To the extent permitted by NASDAQ Listing Rule 5610, any amendments to or waivers from the Code of Ethics will be posted on our website within four business days after the date of an amendment. Any amendments to or waivers from the Code of Ethics may be disclosed on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Our Board has adopted a process to facilitate written communications by shareholders to the Board. Shareholders who wish to write to the Board or a specified director or committee of the Board should send correspondence to the Corporate Secretary at 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243. All communications received from shareholders are screened by the Corporate Secretary and, other than trivial or obscene items, are forwarded to the full Board, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at its next scheduled meeting. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the submitted communication be forwarded to the director or to the appropriate committee chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of Drayton Nabers, Jr. (Chairman), Harold E. Layman, and Samuel J. Weinhoff and met three times during 2012.

The Board of Directors has established a Charter for the Nominating and Corporate Governance Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Nominating and Corporate Governance Committee. Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the composition, function, and needs of the Board and reviewing, evaluating and developing corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	lead all performance evaluations of the Board or of any Board committee;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	review each non-employee director’s relationships with the Company and recommend to the Board which directors should qualify as “independent” under applicable SEC and NASDAQ rules;

•	consider matters of corporate governance and establish and review the Corporate Governance Guidelines implemented by the Board;

•	consider issues involving possible conflicts of interest of Board members or the Company’s senior executives;

•	review and establish all matters pertaining to compensation, benefits, fees, and retainers paid to directors; and

•	consider and review on an annual basis the succession plans for the Company’s NEOs, with the succession planning for the Chief Executive Officer to be considered in conjunction with the Board.

Directors, members of management, shareholders, or industry or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

In identifying and considering candidates for nomination to our Board, whether recommended by officers, directors, shareholders or others, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, the needs of Infinity, the range of talent and experience represented on the Board, and the personal qualities of a candidate that might contribute to the overall diversity of the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee to devote the time and attention necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee to the Board should direct them to the Corporate Secretary at the address shown on the cover page of this Proxy Statement.

Upon the recommendation of Mr. Weinhoff, the Nominating and Corporate Governance Committee considered E. Robert Meaney as a potential candidate for the Board. The Nominating and Corporate Governance Committee recommended at its February 21, 2013 meeting that the Board nominate the current independent directors and Mr. Gober for re-election and Mr. Meaney for election as directors. The Nominating and Corporate

Governance Committee considered the experience, qualifications, attributes and skills, as set forth below, of each such director and nominee in recommending the nominees to serve on the Board of Directors.

Nominee	Specific Experience, Qualifications, Attributes and Skills
Teresa A. Canida

This director was nominated to stand for re-election to the Board because of i) her knowledge of the financial markets and investment community, including her experience serving as President and managing principal of an investment advisory firm, ii) her entrepreneurial skills established through co-founding a multi-billion dollar investment advisory firm, iii) her knowledge and understanding of the Company’s core Hispanic customer base, and iv) her knowledge of the Company gained through her tenure on its Board of Directors.

Jorge G. Castro

This director was nominated to stand for re-election to the Board because of i) his knowledge of the financial markets and investment community, including his experience serving as CEO of a money management company, ii) his knowledge and understanding of the Company’s core Hispanic customer base, and iii) his knowledge of the Company gained through his tenure on its Board of Directors.

James R. Gober

This director was nominated to stand for re-election to the Board because of i) his position as Chairman, CEO and President of Infinity and the Board’s belief about the appropriateness of combining the roles of Chairman and CEO, ii) his extensive knowledge and understanding of all facets of Infinity’s operations and its personnel gained through his current position and his service with the Company (and its predecessor companies) in various capacities over several decades, iii) his managerial expertise demonstrated through the financial performance of the Company during his tenure, and iv) his extensive knowledge of and experience in the insurance industry.

Harold E. Layman

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded company, ii) his knowledge of and experience in matters of corporate finance and corporate consolidations, and iii) his experience serving as a director of several publicly-traded companies, including Infinity, and his experience serving on the audit and compensation committees of other companies’ boards.

E. Robert Meaney

This candidate was nominated to stand for election to the Board because of i) his managerial expertise gained through his service as a senior executive and as President of the international operations of a large, publicly-traded, multinational company and ii) his knowledge and experience in matters of corporate governance, government affairs, and compliance gained through his service as Corporate Secretary with supervisory responsibility for the legal department of a large, publicly-traded, multinational company.

Drayton Nabers, Jr.

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service in various capacities, including as Chairman, CEO and President of a publicly-traded life insurance company and as Director of Finance for the State of Alabama, ii) his legal knowledge and expertise gained through his service as Chief Justice of the Alabama Supreme Court, as General Counsel of a publicly-traded life insurance company, as a clerk for Justice Hugo Black of the U.S. Supreme Court, and as an attorney with a large Birmingham-based law firm, iii) his knowledge and understanding of the insurance industry, and iv) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Nominee	Specific Experience, Qualifications, Attributes and Skills
William Stancil Starnes

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded property and casualty insurance company, as the senior managing partner of a Birmingham-based law firm and as the President of Administration and Planning for a general contracting and construction management firm, ii) his knowledge of the property and casualty insurance industry, including his experience as an attorney representing insurance companies, and iii) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Samuel J. Weinhoff

This director was nominated to stand for re-election to the Board because of i) his knowledge of the property and casualty insurance industry gained through his experience as a reinsurance underwriter, a buy and sell side equity research analyst and an insurance industry consultant, ii) his knowledge of the financial markets, investment community, and financial services industry gained from his service as a managing director with two different investment banks, and iii) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

AUDIT COMMITTEE

General

The Audit Committee is composed of Samuel J. Weinhoff (Chairman), Teresa A. Canida, and William Stancil Starnes and met four times during 2012. Each member of the Audit Committee meets the financial literacy requirements under the NASDAQ Listing Rules. The Board has determined that Mr. Weinhoff is an “audit committee financial expert.” The Board based this determination upon Mr. Weinhoff’s previous work experience, which has included preparing GAAP and statutory basis financial statements for a large property and casualty insurer, serving as an insurance industry analyst at a major investment bank, serving as an investment banker in the insurance industry, and teaching statutory accounting classes. All members of the Audit Committee are “independent” as that term is used in the NASDAQ Listing Rules and under Rule 10A-3 of the Securities Exchange Act of 1934.

The Board of Directors has established a Charter for the Audit Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements by our independent registered public accounting firm (the “Independent Auditor”). The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our Independent Auditor. The Audit Committee also evaluates information received from the Independent Auditor and management to determine whether the Independent Auditor is independent of management. The Independent Auditor reports directly to the Audit Committee. Ernst & Young was the Independent Auditor retained by the Audit Committee for the 2012 fiscal year. Representatives from Ernst & Young will attend the 2013 Annual Meeting of Shareholders and will have an opportunity to make a statement and be available to respond to appropriate questions.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by Infinity concerning accounting, internal accounting controls or auditing matters, and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

FEES PAID TO INDEPENDENT AUDITOR

The Audit Committee approved all of the fees provided below. Aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2012 and December 31, 2011 were:

	2012	2011
Audit Fees	$1,313,995	$1,156,225
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

	$1,313,995	$1,156,225

APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee, or its Chairman, pre-approves all audit and non-audit services (including the fees and terms of the services) performed by our Independent Auditor prior to the commencement of such services. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee considers and ratifies, where appropriate, those items that the Chairman properly authorized between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent, and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. No non-audit services were performed by our Independent Auditor during 2012 or 2011.

The Audit Committee has submitted the following report to shareholders:

REPORT OF THE AUDIT COMMITTEE

On February 23, 2012, the Audit Committee retained Ernst & Young as Infinity’s independent public accounting firm for fiscal year 2012. At its meeting on February 21, 2013, the Audit Committee reviewed and discussed with management and Ernst & Young the results of the 2012 audit, including the audited financial statements and the assessment of the effectiveness of internal controls. The Audit Committee discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young that firm’s independence and determined that Ernst & Young was independent.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements for the year ended December 31, 2012 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Samuel J. Weinhoff (Chairman)

Teresa A. Canida

William Stancil Starnes

INVESTMENT COMMITTEE

The Investment Committee is composed of Jorge G. Castro (Chairman), Teresa A. Canida, and Drayton Nabers, Jr. and met five times during 2012. The Board of Directors has established a Charter for the Investment Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com. The purpose of the Investment Committee is to assist the Board in monitoring, evaluating, and overseeing the investment policy, strategies, transactions, and performance of the Company and its subsidiaries. The Investment Committee is responsible for reviewing and approving the Company’s investment policy. The Company’s investment policy contains guidelines, objectives, and standards designed to mitigate market, credit and liquidity risks through the establishment of parameters designed to achieve diversification of the Company’s fixed income investments. The Company’s investment policy also establishes a benchmark index against which the performance of its investment managers is assessed. The Investment Committee is, and pursuant to its Charter is required to be, composed of at least three directors that all satisfy the independence requirements established by the NASDAQ Listing Rules.

EXECUTIVE COMMITTEE

The Executive Committee is composed of James R. Gober (Chairman), Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff and did not meet in 2012. The Executive Committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board, subject to any limitation imposed by law, the Amended and Restated Articles of Incorporation, the Code of Regulations, or any resolution of our Board. On an emergency basis, the Executive Committee has the authority to appoint an interim CEO pending appointment of a permanent or successor interim CEO by the full Board. Our Board has established a Charter for the Executive Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com.

COMPENSATION COMMITTEE

The Compensation Committee is composed of Harold E. Layman (Chairman), Jorge G. Castro, and William Stancil Starnes and met two times during 2012.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2012 nor has any member of the Compensation Committee been an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for establishing the Company’s executive compensation philosophy and the level of compensation of our NEOs, which consist of James R. Gober, Chairman, CEO and President; Roger Smith, Executive Vice President, Chief Financial Officer and Treasurer; Samuel J. Simon, Executive Vice President, General Counsel and Assistant Secretary; Glen N. Godwin, Senior Vice President, Business Development; and Scott C. Pitrone, Senior Vice President, Product Management. Our Board has established a Charter for our Compensation Committee, which is available under the Investor Relations section of our website at www.infinityauto.com and is reviewed annually by our Compensation Committee.

Executive Summary

2012 Compensation Decisions

We made the following executive compensation decisions in 2012:

•	We did not change the salaries of Messrs. Gober, Smith, Simon, Godwin, and Pitrone in 2012.

•

We paid annual incentives to the NEOs that were 111.0% of target, representing maximum performance on Growth in Gross Written Premiums, slightly above the midpoint between threshold and target performance on Statutory Accident-Year Combined Ratio, and below threshold performance on Operating Return on Average Invested Capital, excluding Excess Capital.

•	We granted Performance Share Units to our NEOs for performance over the 2012-2014 Performance Measurement Cycle.

•

The Second Amended and Restated 2008 Performance Share Plan (the “Performance Share Plan”) for the 2010-2012 Performance Measurement Cycle paid out at 40.27% of target, driven by slightly below maximum performance for Growth in Net Written Premiums, slightly above threshold performance on Statutory Combined Ratio, and a multiplier of 1.5 based on performance on the Compound Annual Growth Rate in Urban Zone Net Written Premiums measure.

In the aggregate:

•	The total cash compensation (the sum of salary and annual incentive compensation) for the NEOs, as a group, decreased by 12.0% for 2012 compared to 2011.

•

Total direct compensation (the sum of salary, annual incentive compensation, the payout from the Performance Share Plan and the 2011 restricted stock grant) for the NEOs, as a group, decreased by 55.2% for 2012 compared to 2011. Excluding the 2011 restricted stock grant, which the Company has made every 3 or 4 years, total direct compensation for the NEOs, as a group, decreased by 27.4% for 2012 compared to 2011.

Each of the 2012 compensation decisions was based on a reassessment in late 2010 of our executive pay programs with the assistance of Pearl Meyer & Partners (“PM&P”), the Compensation Committee’s independent consultant.

At our 2012 annual meeting, Infinity held an advisory vote on the compensation of its NEOs, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our NEOs, with 98% of votes cast in favor of our 2012 say-on-pay resolution. Based on the results of the 2012 say-on-pay vote, the Compensation Committee concluded that the compensation paid to our NEOs and our overall pay practices have strong shareholder support and do not require substantial revision to address shareholder concerns.

2013 Compensation Decisions

We made the following compensation decisions in early 2013 related to our NEOs:

•	We maintained salaries and target annual incentive opportunities under the Annual Executive Bonus Plan for 2013 at the same levels as 2012 and 2011.

•	We established performance targets for the Annual Executive Bonus Plan for 2013 performance.

•	We granted Performance Share Units to our NEOs and established performance targets for the 2013-2015 Performance Measurement Cycle.

Compensation Philosophy and Objectives

Our Compensation Committee focuses on the dual objectives of motivating the NEOs primarily through incentive plans of both short and long-term duration and also retaining them over the long-term. Currently, the incentive plans consist of a cash-based incentive plan based on the achievement of annual performance goals, and the Performance Share Plan that provides payouts in common stock based on the achievement of long-term goals. Our Compensation Committee believes compensation should be designed with sufficient base compensation to be market competitive and to avoid excessive turnover, while also containing a sufficient “at-risk” component to provide the NEOs with an incentive to perform at or above expectations.

While our Compensation Committee believes incentive compensation should include both a short and a long-term component, the Compensation Committee has not formulated any particular benchmark with respect to the percentage of compensation that should come from each component. Our Compensation Committee considers a number of factors when establishing or recommending overall compensation for the NEOs. These factors include, but are not limited to:

•	the extent to which corporate financial performance objectives have been met,

•	the scope of an individual’s responsibility and ability to influence the Company’s results and strategic initiatives,

•	financial performance over a sustained period of time,

•	the alignment of the interests of management with our Company’s shareholders,

•	the compensation levels and practices of peer group companies, and

•	the level of an individual’s experience, past performance and future potential.

It is also our Compensation Committee’s view that when considering compensation programs for employees, those occupying the highest positions of authority and responsibility should have a larger portion of their compensation tied to long-term performance and that such compensation should be linked more closely to the performance of the Company’s common stock, i.e. equity-based, as compared to those employees occupying lower level positions of authority and responsibility. The Company utilizes a performance share plan in furtherance of this philosophy.

On an annual basis, our Compensation Committee approves incentive plans for the NEOs. Our Compensation Committee believes the Company’s operational performance is guided by two primary factors, combined ratio and growth in written premiums, which management must balance to obtain optimum results. Therefore, the annual and long-term incentive compensation plans for the NEOs contain performance goals based on these two factors, i.e. accident-year combined ratio and growth in written premiums, measured either discretely or in combination with each other. Additionally, our Compensation Committee believes a return metric is an important measure of the financial performance of the Company, and thus of significant importance to shareholders. For 2012, our Compensation Committee used operating return on average invested capital, excluding excess capital, as the return metric. At its March 1, 2013 meeting, our Compensation Committee determined that operating return on equity would be used as the return metric for 2013.

As in prior years, growth in gross written premiums, accident-year combined ratio, and operating return on average invested capital, excluding excess capital, were components of the NEOs’ 2012 annual incentive compensation. Similar measures are in place for the three-year performance period associated with our Performance Share Plan, including Statutory Combined Ratio (including Write Offs and Bad Faith Claims) and Growth in Net Written Premiums as the primary measures coupled with a multiplier based upon profitable growth in targeted markets. Since the majority of the incentive compensation attainable under both the annual and long-term incentive plans is contingent upon underwriting profitability (as opposed to rewarding growth in premiums without regard to profitability or rewarding gains arising from the Company’s investment portfolio), the Compensation Committee believes the incentive compensation plans do not encourage our NEOs to take unnecessary or excessive risks and are directly related to the Company’s financial goals and long-term strategy.

Principal Guides and Benchmarks Used for Setting Executive Compensation

Historical Background

In 2010, our Compensation Committee engaged PM&P to assist in selecting a peer group of companies from which to conduct competitive pay, financial performance, pay-for-performance and pay mix analysis, to provide advice regarding compensation decisions for the NEOs based upon such analyses, to review and provide guidance regarding the renewal of the then current NEO employment agreements, to provide guidance regarding potential retention incentives for the NEOs, and to review Non-Employee Director compensation. PM&P does not currently and has not previously conducted any business directly with the Company and works only for the Compensation Committee.

In assessing overall compensation levels and practices, PM&P recommended, and our Compensation Committee concurred, that executive pay should be analyzed against the following peer group:

Affirmative Insurance Holdings, Inc.

EMC Insurance Group, Inc.

Erie Indemnity Company

ProAssurance Corporation

RLI Corp.

Safety Insurance Group, Inc.

Selective Insurance Group, Inc.

State Auto Financial Corporation

United Fire & Casualty Company

Zenith National Insurance Corp.*

*	Zenith National was acquired during 2010 and is no longer publicly-traded.

PM&P examined the executive compensation data furnished in the 2010 proxy statements of the Company’s peer group companies along with data compiled in compensation surveys. PM&P also examined the prior one- and three-year financial performance data, with a focus on profitability metrics in accordance with the Company’s strategy. At the time of its 2010 review, PM&P’s findings showed that i) the Company, as compared to the peer group median, was larger in terms of revenue and roughly equal in terms of market capitalization, and ii) the Company had performed at or above the 75th percentile of the peer group over both one- and three-year periods, had delivered exceptional shareholder return, and had performed at a high level for an extended period of time. As a result of its relatively larger size and outstanding performance, PM&P advised that it was appropriate for our Compensation Committee to target executive compensation levels at the midpoint between the 50th and 75th percentiles of the peer group.

At the time of its 2010 review, PM&P’s findings showed total cash compensation for each of the Company’s NEOs was below the average of the 50th and 75th percentiles, primarily the result of significantly below market salaries and of below market annual and long-term incentive compensation for Mr. Gober. PM&P’s findings also showed aggregate NEO compensation was below the average of the 50th and 75th percentiles.

PM&P noted that Mr. Gober has advocated an egalitarian, as opposed to hierarchical, approach for both performance and non-performance based equity awards to the NEOs. In accordance with Mr. Gober’s philosophy, the Compensation Committee has limited grants of restricted stock and, prior to 2011, Performance Share Units to Mr. Gober to about 111% of the size of the grants made to the other NEOs. Beginning in 2011, Mr. Gober and the other NEOs have received identical grants of Performance Share Units. PM&P noted that this egalitarian approach is fairly unique as compared to the hierarchical approach employed at most other companies, including the peer group companies. PM&P further noted that this approach results in a narrower dispersion of compensation between the NEOs as compared to the named executive officers at the peer group companies. However, given the Company’s past financial results and Mr. Gober’s strong personal philosophy regarding this team-oriented, egalitarian approach, PM&P did not recommend any departure from this approach in making future equity awards.

Based upon PM&P’s findings and recommendations, the Compensation Committee, during 2011, approved an increase in the salaries of Messrs. Godwin, Pitrone, and Smith to a level below the average of the 50th and 75th percentiles of the peer group, approved a restricted stock grant to the NEOs following the vesting of the 2007 restricted stock grant, and, along with the other independent members of the Board, approved a renewal of the NEOs’ employment agreements on substantially similar terms to the most recent employment agreements but with a duration of three years.

During 2012, our Compensation Committee chose not to utilize outside compensation consulting services for the following reasons:

•	the Compensation Committee believed that compensation levels for the NEOs remained adequate,

•	the Compensation Committee was satisfied with the performance results achieved under the existing compensation structure,

•	neither the Compensation Committee nor management was proposing to add any new compensation components or significantly change any existing compensation component, and

•	there was no significant change in any NEO’s duties or responsibilities subsequent to 2010.

However, our Compensation Committee does intend to utilize PMP or another outside compensation consulting service during the second half of 2013 to evaluate NEO compensation and the structure of the NEOs’ incentive compensation plans.

2012 Compensation

During its February 28, 2012 meeting, our Compensation Committee considered the recommendations of Mr. Gober in establishing the 2012 compensation packages for the NEOs, other than himself, and in evaluating their performance, contributions, and the potential for further career advancement. At this meeting, the Compensation Committee elected to maintain base salaries for the NEOs at the then current level, to maintain the target incentive amounts (as further described herein) for each NEO at the same level established in 2011, and to award an equal number of Performance Share Units for the 2012-2014 Performance Measurement Cycle to each NEO.

2012 Executive Compensation Components

Our Compensation Committee chose, as has been the practice in prior years, to compensate the NEOs through each of the compensation components summarized in the following table and described in greater detail below. The Compensation Committee based this decision upon i) its satisfaction with the historical performance results achieved under the philosophy and design of our existing compensation program, ii) existing contractual obligations to provide certain minimum levels of compensation to the NEOs, and iii) its compensation consultant, PM&P, having not recommended against the use of any of those components or having advocated the use of any alternative components.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Salary	To provide a consistent base level of compensation commensurate with an NEO’s duties and responsibilities.	Consists of a fixed amount paid on a bi-weekly basis.	None.

Annual Performance Incentive Plans	To provide incentive compensation for achievement of short-term goals.

Consists of the Annual Executive Bonus Plan, a cash-based incentive plan designed to reward growth in written premiums, accident-year combined ratio performance and operating return on average invested capital, excluding excess capital.

Beginning in 2013, performance will be measured against operating return on equity instead of operating return on average invested capital, excluding excess capital.

Performance-Share Plan

To provide incentive compensation for performance measured over a three-year period and to align the NEOs’ interests with those of the shareholders by linking compensation to the Company’s stock price.

Consists of an equity-based plan to reward performance as measured by growth in net written premiums and statutory combined ratio with the opportunity for additional compensation for profitable growth in specific geographic regions above a certain threshold.

Beginning in 2012, the Company replaced the multiplier for growth in its Urban Zones with a multiplier for profitable growth within targeted markets.

Restricted Stock	To provide an incentive for each NEO to remain with the Company and to align the NEO’s interests with those of the shareholders by linking the value of such incentive to the Company’s stock price.	Consists of an outstanding restricted stock grant containing a three-year cliff vesting provision made to each NEO in 2011.	None.

Retirement and Deferred Compensation Plans	To provide vehicles for NEOs and other employees to receive replacement income upon termination of their employment with the Company.	Consists of the Company’s 401(k) Plan, a non-qualified supplemental retirement plan (“SERP”) and a deferred compensation plan (“DCP”).	None.

•	Salary

Minimum salaries for each of the NEOs are established pursuant to existing employment contracts. There was no change to any NEO’s salary in 2012.

•	Annual Performance Incentive Plans

The Annual Executive Bonus Plan was established and approved by our shareholders in 2010. Our Compensation Committee structured the Annual Executive Bonus Plan for 2012 based on the attainment of certain performance goals related to three performance measures: return on average invested capital (excluding excess capital), statutory accident-year combined ratio and growth in gross written premiums. In establishing performance targets under both the Annual Executive Bonus Plan and the Performance Share Plan, our Compensation Committee considers the following factors: i) alignment of the targets with the Company’s annual budget and long-term strategic plan, which are reviewed and approved by the Board, ii) the Company’s cost of capital, iii) industry trends and the competitive environment, and iv) prevailing macroeconomic conditions.

Under the Annual Executive Bonus Plan for 2012, in which all NEOs participated, Mr. Gober had the opportunity to receive up to a maximum of 200% of his contractual annual base salary, with a target of 100% of his contractual annual base salary, and Messrs. Smith, Simon, Godwin, and Pitrone had the opportunity to receive up to a maximum of $470,000, $600,000, $400,000, and $400,000, respectively, with targets of $235,000, $300,000, $200,000, and $200,000, respectively.

Weightings were assigned to each performance measure in the Annual Executive Bonus Plan for 2012, as follows:

•	A 20% weighting was assigned to Operating Return on Average Invested Capital, excluding Excess Capital.

•	A 35% weighting was assigned to Statutory Accident-Year Combined Ratio.

•	A 45% weighting was assigned to Growth in Gross Written Premiums.

Each NEO was subject to the same performance targets for each of these three performance measures. The performance targets under the Annual Executive Bonus Plan for 2012 were as follows:

Operating Return on Average Invested Capital, excluding Excess Capital (20% weighting)

Target	Percentage Payout
10.0% or above	200%
6.0%	150%
5.0%	100%
4.0% or below	0%

Actual 2012 Operating Return on Average Invested Capital, excluding Excess Capital = 1.9% (equating to 0% of target or 0% of each NEO’s target bonus base)

“Operating Return on Average Invested Capital, excluding Excess Capital” means net earnings plus (1) after tax interest expense; less (2) realized gains/losses on investments, net of tax; less (3) loss on redemption of debt, net of tax; less (4) pro forma after tax investment income on average excess capital (calculated by multiplying the average quarterly excess capital balance by the current return on investments) as a percentage of invested capital, excluding Excess Capital. “Invested capital, excluding Excess Capital” is defined as debt plus equity less holding company cash and investments in excess of $25 million.

Statutory Accident-Year Combined Ratio (35% weighting)

Target	Percentage Payout
96.0% or below	200%
97.0%	150%
98.0%	100%
99.0% or above	0%

Actual 2012 Statutory Accident-Year Combined Ratio = 98.40% (equating to 60% of target or 21.0% of each NEO’s target bonus base)

“Statutory Accident-Year Combined Ratio” means the statutory combined ratio less favorable/unfavorable development on prior accident year loss and loss adjustment expense reserves plus GAAP agent balances and premium receivables charged off.

Growth in Gross Written Premiums (45% weighting)

Target	Percentage Payout
12.5% or above	200%
10.0%	150%
8.5%	100%
5.0% or below	0%

Actual 2012 Growth in Gross Written Premiums = 15.9% (equating to 200% of target or 90.0% of each NEO’s target bonus base)

Straight-line interpolation was used to determine the NEOs’ payouts for those performance results falling between the designated performance targets.

On March 1, 2013, the incentive compensation under the Annual Executive Bonus Plan for 2012 for each of Messrs. Gober, Godwin, Pitrone, Simon, and Smith was determined by our Compensation Committee to be $620,268, $222,000, $222,000, $333,000, and $260,850, respectively. Each NEO’s payout under the Annual Executive Bonus Plan for 2012 was at 111.0% of each NEO’s target amount.

•	Performance Share Plan

As noted above, our Compensation Committee believes a meaningful portion of an NEO’s overall compensation should be equity-based. In 2008, our Board and shareholders approved the 2008 Performance Share Plan. Our Board subsequently amended the 2008 Performance Share Plan to reduce the number of shares available for issuance to 500,000 from 1,000,000. In 2010, our Board and shareholders approved the Second and Amended 2008 Performance Share Plan. At the conclusion of each three-year Performance Measurement Cycle, which begins on January 1st of year 1 and ends on December 31st of year 3, each Performance Share Unit will convert to between 0 to 3 shares of common stock depending on the performance results.

Results of the 2010 – 2012 Performance Measurement Cycle

On February 22, 2010, our Compensation Committee approved an award of 9,682 Performance Share Units to Mr. Gober and awards of 8,714 Performance Share Units to each of Messrs. Smith, Simon, Godwin and Pitrone for the 2010-2012 Performance Measurement Cycle. In determining the conversion ratio, actual performance was measured against the pre-established 2010-2012 Performance Component Targets, which consisted of i) a matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Combined Ratio, including Write Offs, Bad Faith Claims, on the other axis, which is used to establish an initial payout ratio of between 0% to 200%, and ii) the Compound Annual Growth Rate in Urban

Zone Net Written Premiums performance, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%. The Performance Component Targets for the 2010-2012 Performance Measurement Cycle were as follows:

Performance Measure	Threshold	Target	Maximum
Statutory Combined Ratio, including Write Offs, Bad Faith Claims	99.0%	97.0%	95.5%
Growth in Net Written Premiums	0.0%	8.0%	15.0%

The initial payout ratio was 0% at or below “Threshold” performance, 100% at “Target” performance, and 200% at or above “Maximum” performance, subject to enhancement as set forth below.

Actual Statutory Combined Ratio, including Write Offs, Bad Faith Claims = 98.71%

Actual Growth in Net Written Premiums = 13.91%

Actual Initial Payout Ratio = 26.85%

Compound Annual Growth Rate in Urban Zone Net Written Premiums	Multiplier
<8.0%	1.00
8.0%-12.5%	1.25
>12.5%	1.50

Actual Compound Annual Growth Rate in Urban Zone Net Written Premiums = 14.06%

Actual Urban Zone Multiplier = 1.50

Actual Final Payout Ratio = 40.27%

“Statutory Combined Ratio” means the statutory combined ratio adding GAAP agents’ balances and premium receivables charged off to expenses.

“Growth in Net Written Premiums” means the growth in premiums written on all policies the Company has issued during the period, net of reinsurance.

“Compound Annual Growth Rate in Urban Zone Net Written Premiums” means the compound annual growth rate of premiums written on all policies the Company has issued in designated Urban Zones, net of reinsurance.

Straight-line interpolation was used to determine the conversion ratio for performance results that fell between the points on the 2010-2012 Performance Compensation Matrix.

On March 1, 2013, our Compensation Committee determined that each Performance Share Unit awarded under the Performance Share Plan for the 2010-2012 Performance Measurement Cycle should convert to 0.4027 shares of common stock, thereby resulting in a payout, to be distributed on April 15, 2013, of 3,898 shares to Mr. Gober and of 3,509 shares to each of Messrs. Godwin, Pitrone, Simon, and Smith.

2012 – 2014 Performance Measurement Cycle

On February 28, 2012, our Compensation Committee approved an award of 6,540 Performance Share Units to each of Messrs. Gober, Godwin, Pitrone, Simon, and Smith for the 2012-2014 Performance Measurement Cycle. In determining the number of Performance Share Units to award, the Compensation Committee divided the average of the intraday high and low price of the Company’s common stock for the last five trading days of calendar year 2011 into $375,000 and rounding up to arrive at the Performance Share Unit award for each NEO.

In determining the conversion ratio, actual performance will be measured against the pre-established 2012-2014 Performance Component Targets, which consist of i) a matrix with the performance results for the annual

Growth in Net Written Premiums on one axis and the Statutory Combined Ratio, including Write Offs, Bad Faith Claims, on the other axis, to establish an initial payout ratio of between 0% to 200%, and ii) a matrix with the Compound Annual Growth Rate in Gross Written Premiums in targeted markets on one axis and the Accident Year Combined Ratio in the same targeted markets on the other axis to establish a multiplier of 1.0 to 1.5, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%.

•	Restricted Stock

The Compensation Committee believes that the restricted stock grants made in 2011, which will fully vest on August 2, 2014, continue to provide an adequate retention incentive for the NEOs. As such, no restricted stock grants were made to the NEOs during 2012.

•	Retirement and Deferred Compensation Plans

The Company matches employee contributions to the 401(k) plan in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution, subject to Internal Revenue Code (the “IRC”) qualified defined contribution plans limits.

The Company maintains the SERP in which employees, including NEOs, earning in excess of the IRC annual compensation limit may participate. Effective January 1, 2010, the Company amended the SERP to permit a participant to make contributions into the SERP by deferring a portion of his or her compensation that exceeds the IRC annual compensation limit and to receive a Company matching contribution on such deferrals in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

The Company also maintains the DCP into which any eligible participant, including the NEOs, may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment. The Company does not have a defined benefit retirement plan for its employees, including its NEOs.

•	Perquisites

It is the Company’s philosophy to limit the type and amount of perquisites that it provides to its executives, including its NEOs. As disclosed in the Summary Compensation Tables, Mr. Gober received a personal automobile allowance, and Messrs. Gober, Godwin, and Smith received automobile and homeowner’s insurance premium reimbursements.

Employment Contracts / Change-in-Control Arrangements

The Company has employment agreements with Messrs. Gober, Godwin, Pitrone, Simon, and Smith that will expire on August 2, 2014. The NEOs’ employment agreements contain a “double trigger” for payment of severance benefits upon a change-in-control (meaning that an executive is entitled to severance benefits only upon the occurrence of both a change-in-control and termination of employment, as defined in the agreements). Our Board believes such an arrangement is more beneficial to the Company than employment agreements providing for severance benefits solely upon a change-in-control. The employment agreements provide for a base salary of at least $558,800, $270,000, $252,000, $406,400, and $312,000 for Messrs. Gober, Godwin, Pitrone, Simon, and Smith, respectively, and an annual incentive opportunity for each NEO. Pursuant to the employment agreements, the annual incentive target must be equal to at least 100% of Mr. Gober’s annual salary, and at least $200,000, $200,000, $300,000, and $235,000 for Messrs. Godwin, Pitrone, Simon, and Smith, respectively.

Each NEO’s employment agreement provides for certain severance benefits in the event that the NEO’s employment with the Company is terminated. If Messrs. Gober, Godwin, Pitrone, Simon, or Smith’s employment is terminated by the Company other than for cause, or is terminated by the executive for “good reason,” which includes, among other things, the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company (including by reason of the Company becoming a subsidiary, or under the control, of a company not an affiliate of Infinity), the agreements provide that the executive will receive payment of:

•	two times the executive’s most recent salary in a lump sum payment;

•

a lump-sum payment of $558,800, $200,000, $200,000, $300,000, and $235,000 for Messrs. Gober, Godwin, Pitrone, Simon, and Smith, respectively, pro-rated based on the actual number of days elapsed in the year in which the executive’s termination takes place, plus $1,117,600, $400,000, $400,000, $600,000, and $470,000 for Messrs. Gober, Godwin, Pitrone, Simon, and Smith, respectively;

•	allowance providing that any outstanding options issued under the 2002 Stock Option Plan shall remain exercisable through the remaining term of such options;

•	100% vesting of restricted shares;

•

lump-sum payment in lieu of a contribution into the executive’s 401(k) or SERP account with the amount of the company match being equal to the executive’s eligible wages and deferral election in effect at the time of termination for a period of 18 months; and

•	payment of the executive’s life insurance and medical and dental benefits for a period of 18 months after termination.

In the event of an NEO’s death or disability, the NEO (or the NEO’s estate) will receive a lump sum payment equal to $558,800, $200,000, $200,000, $300,000, and $235,000 for Messrs. Gober, Godwin, Pitrone, Simon, and Smith, respectively, pro rated based upon the actual number of days elapsed in the year in which the NEO’s termination takes place. Mr. Gober is entitled to accelerated, pro rata vesting of restricted stock upon qualified retirement, provided that at least 50% of the time between the date of grant and date of vesting has elapsed as of the date of such retirement. Regardless of the manner in which an NEO’s employment is terminated, an NEO is entitled to receive amounts earned but unpaid during the NEO’s term of employment. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expenses prior to the date of termination. Additionally, an NEO will be entitled to receive all amounts, if any, accrued and vested under our 401(k) Plan, the DCP, and the SERP. All payments set forth in the employment agreement shall be paid in a manner that complies with Section 409A of the IRC.

Pursuant to the terms of each NEO’s employment agreement, each NEO agrees to the following restrictions during the term of the NEO’s employment and for a period of 24 months following the NEO’s termination of employment:

•	Non-Competition. The executive agrees not to compete against the Company.

•	Non-Diversion. The executive agrees not to divert customers or take advantage of business opportunities of which the executive becomes aware during his employment with the Company.

•	Non-Recruitment. The executive agrees not to solicit, induce or influence or attempt to solicit, induce or influence any employee of the Company to leave his or her employment.

•	Non-Disclosure. The executive agrees not to disclose confidential information of the Company.

•

Litigation Cooperation. The executive agrees to reasonably cooperate with the Company, at the Company’s expense, by making himself available to testify on behalf of the Company in any action, suit or proceeding and to provide information to the Company or its counsel in regards to such action, suit or proceeding.

•

Non-Disparagement. Both the Company and the executive agree not to make disparaging statements about each other; however, neither party is precluded from making truthful statements or disclosures as required by law, regulation or the legal process.

Additional Considerations

Executive Share Ownership Guidelines

To further align the interests of management with the Company’s long-term shareholders, the Board of Directors adopted stock ownership guidelines in July 2006, which were amended on February 26, 2008 and on August 2, 2011. The amended stock ownership guidelines stipulate that the CEO should own Company stock equal to five (5) times his or her salary and that each of the remaining NEOs should own Company stock equal to three (3) times his or her salary. Each executive subject to the stock ownership guidelines is required to retain 100% of the after-tax equity received by such executive through the vesting, on or after January 1, 2008, of any performance share or restricted stock grant, until such officer has satisfied his or her minimum stock ownership requirement. The determination of the share value and the executive’s base salary shall be based on the market value of the shares and the executive’s base salary on the preceding trading day ahead of any proposed sale or relinquishment of shares by the executive. In the event of economic hardship, our Compensation Committee may temporarily waive (or in the case of any NEO other than the CEO, our CEO may waive) compliance with the restriction on the sale of Company stock by an executive prior to such executive’s satisfaction of the minimum stock ownership requirements. No waivers from the stock ownership guidelines were requested or granted during 2012. Only equity in vested, non-derivative and unencumbered shares of common stock shall be counted toward satisfying the stock ownership requirements. NEOs are expected to notify the Nominating and Corporate Governance Committee at least 48 hours in advance of any planned sale of common stock received through a grant received from the Restricted Stock Plan or the Performance Share Plan. As of March 25, 2013 and including the effect of the April 15, 2013 conversion of performance share units into shares of common stock, each NEO satisfies the requisite ownership thresholds set forth in the amended stock ownership guidelines.

Impact of Tax Regulations

Section 162(m)

Our Compensation Committee considers the potential impact of Section 162(m) of the IRC when considering compensation awards. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the Company’s other “covered employees,” as defined in Section 162(m), except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. It is the policy of our Compensation Committee to periodically consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. The Company believes that none of the executive compensation paid in 2012 exceeds the limits for deductibility under Section 162(m). Our Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to compensate executives appropriately, even if it may result in the non-deductibility of certain compensation under applicable tax laws and regulations.

Section 409A

Section 409A of the IRC requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy certain legal requirements with respect to the timing of deferral elections, timing of payments and certain other matters. In general, it is the Company’s intention to design and administer its compensation and benefit plans and arrangements for all of its employees so that they are either exempt from, or satisfy the requirements of, Section 409A. The Company believes it is currently operating such plans and arrangements in compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is responsible for establishing the compensation for the NEOs and for administering Infinity’s equity-based compensation plans. Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as well as the accompanying tables, and based on this review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chairman)

Jorge G. Castro

William Stancil Starnes

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e) [1] [2]		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)[3]
James R. Gober	2012	$558,800	$372,322	[4]	$620,268	[5]	$98,896	[6]	$60,781	7 8 9 10	$1,711,067
Chairman, Chief Executive Officer and President	2011	$558,800	$1,127,006	[4]	$796,290	[5]	$2,319	[6]	$59,282	7 8 9 10	$2,543,697
	2010	$558,800	$389,120	[4]	$824,230	[5]	$26,305	[6]	$44,150	7 8 9 10	$1,842,605

Roger Smith	2012	$312,000	$372,322	[4]	$260,850	[5]	$18,802	[6]	$47,974	7 8 9 10	$1,011,948
Executive Vice President and Chief Financial Officer	2011	$312,000	$1,061,301	[4]	$334,875	[5]	$435	[6]	$42,617	7 8 9 10	$1,751,228
	2010	$304,800	$350,216	[4]	$346,625	[5]	$5,161	[6]	$40,668	7 8 9 10	$1,047,470

Samuel J. Simon	2012	$406,400	$372,322	[4]	$333,000	[5]	$14,272	[6]	$48,046	8 9 10	$1,174,040
Executive Vice President, General Counsel and Assistant Secretary	2011	$406,400	$1,061,301	[4]	$427,500	[5]	$307	[6]	$46,214	8 9 10	$1,941,722
	2010	$406,400	$350,216	[4]	$442,500	[5]	$2,948	[6]	$34,208	[8] [9] [10]	$1,236,271

Glen N. Godwin,	2012	$270,000	$372,322	[4]	$222,000	[5]	$26,677	[6]	$44,891	[7] [8] [9] [10]	$935,890
Senior Vice President, Business Development	2011	$270,000	$1,061,301	[4]	$285,000	[5]	$686	[6]	$31,042	[7] [8] [9] [10]	$1,648,029
	2010	$237,806	$350,216	[4]	$295,000	[5]	$7,499	[6]	$23,983	[7] [8] [9] [10]	$914,504

Scott C. Pitrone,	2012	$252,000	$372,322	[4]	$222,000	[5]	$9,151	[6]	$25,263	[8] [9]	$880,736
Senior Vice President, Product Management	2011	$252,000	$1,061,301	[4]	$285,000	[5]	$177	[6]	$31,698	[8] [9] [10]	$1,630,176
	2010	$220,000	$350,216	[4]	$295,000	[5]	$934	[6]	$25,597	[8] [9] [10]	$891,747

[1]

For dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2012, December 31, 2011, and December 31, 2010, calculated in accordance with FASB ASC Topic 718 for awards under the Company’s Performance Share Plan and for assumptions used in the calculation of these amounts, please refer to Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal years ended December 31, 2012, December 31, 2011, and December 31, 2010, included in the Company’s 2012, 2011, and 2010 Annual Reports on Form 10-K.

[2]

Represents the fair value on the date of grant for the awards of Performance Share Units under the Performance Share Plan made in 2012, 2011 (equal to $360,192, but erroneously reported in last year’s proxy statement as $375,025, for Messrs. Gober, Smith, Simon, Godwin, and Pitrone), and 2010 and for the awards of restricted stock under the Restricted Stock Plan made in 2011 (equal to $766,814 for Mr. Gober and $701,109 for Messrs. Smith, Simon, Godwin, and Pitrone), calculated in accordance with FASB ASC Topic 718. The fair value of the Performance Share Units is based upon the assumption that the probable performance outcome will be at the targeted performance level; however, the actual amount may be more (up to three times the award) or less (down to zero times the award) if actual performance is above or below, respectively, the targeted performance level.

[3]	Rows may not cross-foot due to rounding.
[4]

Grant date fair value of Performance Share Units for performance at the maximum achievement level equals $1,116,967 for Messrs. Gober, Smith, Simon, Godwin and Pitrone in 2012, $1,080,577 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone in 2011, and $1,167,359 for Mr. Gober and $1,050,647 for Messrs. Smith, Simon, Godwin, and Pitrone in 2010.

[5]	Represents payments based upon performance for each year from the Annual Executive Bonus Plan.
[6]	Represents above market rate of interest on participant’s deferred compensation balance.
[7]

Includes i) automobile allowances of $4,806, $4,630, and $5,847 for Mr. Gober in 2012, 2011, and 2010, respectively, and ii) automobile and homeowner’s insurance premiums of $3,194, $9,000, and $4,170 for Messrs. Gober, Smith, and Godwin, respectively, in 2012, of $3,204, $9,000, and $4,373 for Messrs. Gober, Smith, and Godwin, respectively, in 2011, and of $2,580, $9,000, and $4,636 for Messrs. Gober, Smith, and Godwin, respectively, in 2010.

[8]

Includes matching 401(k) contributions of $12,500 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone in 2012, of $12,250, $12,250, $12,250, $11,144 and $12,250 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, in 2011, and of $12,250 for Messrs. Gober, Smith, Simon, and Pitrone, and of $8,412 for Mr. Godwin, in 2010.

[9]

Includes accrued but unpaid dividends on restricted stock in the amount of $13,959, $11,167, and $8,686 in 2012, 2011, and 2010, respectively, for Mr. Gober and of $12,763, $10,210, and $7,941 in 2012, 2011, and 2010, respectively, for Messrs. Smith, Simon, Godwin, and Pitrone.

[10]

Includes SERP matching contributions of $26,322, $13,711, $22,783, and $15,458 for Messrs. Gober, Smith, Simon, and Godwin, respectively, for 2012, of $28,031, $11,157, $23,754, $5,315, and $9,238 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for 2011, and of $14,788, $11,476, $14,016, $2,994, and $5,405 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for 2010.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James R. Gober	02/28/2012	(1)	$0	$558,800	$1,117,600	—	—	—	—
	02/28/2012	(2)	—	—	—	0	6,540	19,620	$372,322	(3)
Roger Smith	02/28/2012	(1)	$0	$235,000	$470,000	—	—	—	—
	02/28/2012	(2)	—	—	—	0	6,540	19,620	$372,322	(3)
Samuel J. Simon	02/28/2012	(1)	$0	$300,000	$600,000	—	—	—	—
	02/28/2012	(2)	—	—	—	0	6,540	19,620	$372,322	(3)
Glen N. Godwin	02/28/2012	(1)	$0	$200,000	$400,000	—	—	—	—
	02/28/2012	(2)	—	—	—	0	6,540	19,620	$372,322	(3)
Scott C. Pitrone	02/28/2012	(1)	$0	$200,000	$400,000	—	—	—	—
	02/28/2012	(2)	—	—	—	0	6,540	19,620	$372,322	(3)

(1)

Our Compensation Committee approved the Annual Executive Bonus Plan for 2012 performance on February 28, 2012. The shareholders approved the Annual Executive Bonus Plan at the Annual Meeting of Shareholders on May 26, 2010.

(2)

Our Compensation Committee approved the Performance Component Targets for the 2012-2014 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan) on February 28, 2012. The shareholders approved the Performance Share Plan at the Annual Meeting of Shareholders on May 26, 2010.

(3)	Represents the grant date fair value of the award, calculated in accordance with FASB ASC Topic 718, based upon the assumption that actual performance will be at the targeted performance level.

In keeping with his egalitarian-based philosophy towards executive compensation, Mr. Gober advised our Compensation Committee in 2008 that he would prefer that each NEO receive an identical annual award of Performance Share Units. In 2012, our Compensation Committee elected to award all NEOs an identical grant of Performance Share Units at its February 28, 2012 meeting. For further information regarding the Annual Executive Bonus Plan for 2012, the Performance Share Plan and the Performance Measurement Cycle for 2012-2014, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James R. Gober	25,000	—	—	$33.58	(1)	02/13/2014	15,510	(2)	$903,302	6,540	(3)	$1,142,669	(5)
										5,933(4)		$1,036,614	(5)
Roger Smith	0	—	—	—		—	14,181	(2)	$825,901	6,540	(3)	$1,142,669	(5)
										5,933(4)		$1,036,614	(5)
Samuel J. Simon	20,000	—	—	$33.58	(1)	02/13/2014	14,181	(2)	$825,901	6,540	(3)	$1,142,669	(5)
										5,933(4)		$1,036,614	(5)
Glen N. Godwin	5,000	—	—	$33.58	(1)	02/13/2014	14,181	(2)	$825,901	6,540	(3)	$1,142,669	(5)
										5,933(4)		$1,036,614	(5)
Scott C. Pitrone	5,000	—	—	$33.58	(1)	02/13/2014	14,181	(2)	$825,901	6,540	(3)	$1,142,669	(5)
	4,200	—	—	$16.00	(6)	02/18/2013				5,933	(4)	$1,036,614	(5)

(1)

The closing price of the Company’s stock on February 13, 2004, the date of grant, was $32.12. $33.58 reflects the closing price of the Company’s stock on February 12, 2004, the day before the date of grant.

(2)	Represents restricted stock vesting on August 2, 2014.
(3)

Represents Performance Share Units awarded for the 2012-2014 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the Performance Share Plan) for the 2012-2014 Performance Measurement Cycle.

(4)

Represents Performance Share Units awarded for the 2011-2013 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the Performance Share Plan) for the 2011-2013 Performance Measurement Cycle.

(5)

Represents payout value at the maximum performance level with each Performance Share Unit converting into 3 shares of common stock. Since performance under both the 2012-2014 and 2011-2013 Performance Measurement Cycles exceed the target performance level, the Company is required to disclose the payout value at the maximum performance level. Payout value at the target performance level (meaning a payout in which each Performance Share Unit converts to 1 share of common stock) is equal to 1/3 of each of the disclosed amounts, or $380,890 and $345,538 under the 2012-2014 and 2011-2013 Performance Measurement Cycles, respectively, for Messrs. Gober, Smith, Simon, Godwin, and Pitrone.

(6)

The closing price of the Company’s stock on February 18, 2003, the date of grant, was $16.02. As set forth in the Company’s Form S-1/A filed on February 12, 2003, the Company’s former parent, American Financial Group, agreed, prior to the Company’s initial public offering of common stock, to grant these options at the price of its initial public offering of common stock, $16.00, upon the consummation of the common stock offering.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d) (1)	Value Realized On Vesting ($) (e)
James R. Gober	38,250	$1,432,613	3,898	$227,020
Roger Smith	—	—	3,509	$204,364
Samuel J. Simon	36,540	$1,498,615	3,509	$204,364
Glen N. Godwin	6,268	$216,810	3,509	$204,364
Scott C. Pitrone	3,000	$124,288	3,509	$204,364

(1)

Represents shares of common stock to be distributed on April 15, 2013 under the Performance Share Plan upon the conversion into 0.4027 shares of common stock for each Performance Share Unit awarded for the 2010-2012 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan) and which vested as of December 31, 2012.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Plan	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James R. Gober	DCP	$581,850	$0	$237,524	(1)	$0	$4,732,452	(2)
	SERP	$31,586	$26,322	$42,913		$0	$377,760	(3)

Roger Smith	DCP	$131,663	$0	$45,157	(1)	$0	$899,409	(2)
	SERP	$16,453	$13,711	$11,550		$0	$145,854	(3)

Samuel J. Simon	DCP	$128,250	$0	$34,278	(1)	$0	$679,371	(2)
	SERP	$37,399	$22,783	$20,513		$0	$240,541	(3)

Glen N. Godwin	DCP	$0	$0	64,070	(1)	$0	$1,228,985	(2)
	SERP	$18,550	$15,458	$7,208		$0	$81,165	(3)

Scott C. Pitrone	DCP	$114,000	$0	$21,978	(1)	$0	$441,001	(2)
	SERP	$0	$0	$4,336		$0	$47,337	(3)

(1)

Includes $98,896, $18,802, $14,272, $26,677, and $9,151 of above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2012.

(2)

Includes above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table in the amount of $2,319, $435, $307, $686, and $177 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2011, and $26,305, $5,161, $2,948, $7,499, and $934 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2010, and as previously reported in Column (h) “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the registrant’s Summary Compensation Tables for fiscal years preceding 2010 in the amount of $82,398, $16,550, $10,297, $21,968, and $153 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively.

(3)

Includes SERP contributions reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table in the amount of $28,031, $11,157, $23,754, $5,315, and $9,238 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2011 and in the amount of $14,788, $11,476, $14,016, $2,994, and $5,405 for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively, for fiscal year 2010 and as previously reported in Column (i) “All Other Compensation” in the registrant’s Summary Compensation Tables for fiscal years preceding 2008 in the amount of $54,196, $16,706, $26,041, $10,723, and $1,852, for Messrs. Gober, Smith, Simon, Godwin, and Pitrone, respectively.

The table above contains data relating to two separate plans. One of these plans is the DCP, effective as of February 19, 2003, as amended and restated effective January 1, 2005. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin, and Pitrone, are eligible to participate in the DCP. For calendar year 2012, the interest rate paid on balances in the DCP was 5.5%. A participant in the DCP may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment other than a long-term incentive compensation payment. Additionally, a participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred. Upon making a deferral election, the participant must decide to either defer such compensation until the participant’s termination of employment with the Company or defer such compensation until the first day of a year selected by the participant (a “Fixed Date”). However, in the event that a participant is still an employee on the Fixed Date, then such distribution will not begin until after the participant’s termination of his or her employment with the Company. Distributions begin on January 15th or July 15th of a calendar year following the expiration of the participant’s employment or the Fixed Date. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant. Participants may choose to receive such distributions in a lump sum payment or in annual installments, not to exceed ten (10) years. On or about November 15th of each year, the Company establishes the interest rate to be paid on deferred compensation balances for the upcoming year.

The other plan is the SERP, effective as of May 1, 2003, as amended and restated effective January 1, 2010. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin, and Pitrone, are eligible to participate in the SERP. The SERP is a nonqualified deferred compensation plan that is intended to enable eligible employees to make contributions and to receive employer retirement contributions that are precluded by the provisions of the Company’s 401(k) retirement plan or by limitations on compensation which may be considered in making contributions to the Company’s 401(k) retirement plan. Effective January 1, 2010, the Company amended the SERP to permit participants to make contributions into the SERP and the Company to make matching contributions on such participants’ contributions on compensation that exceeds the statutory annual compensation limit set forth in IRC Section 401(a)(17) of $250,000 in 2012 for qualified defined contribution plans.

Under the SERP, a participant may defer from 1% to 25% of his or her eligible compensation into the SERP. A participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred. A deferral election under the SERP is applied only after any other deferral election made pursuant to another nonqualified deferred compensation plan is applied to a participant’s compensation. Each participant in the SERP directs his or her contributions into one or more of the investment options contained in the Company’s 401(k) retirement plan (excluding a stable value fund investment option, which is not available to SERP participants). Participant returns are dependent upon the performance of the investment options chosen by the participant. No participant may receive a distribution from the SERP prior to the participant’s death or the participant’s resignation, discharge or retirement from the Company. Upon a participant’s death, the balance in the participant’s account shall be distributed to the participant’s beneficiaries in a lump sum cash payment within 90 days of the participant’s death. Upon a participant’s resignation, discharge or retirement from the Company, the participant shall be entitled to a distribution of his or her SERP account balance in a lump sum or in ten or fewer equal annual installments that begin on the following January 15th or July 15th. A SERP participant must select the time and method of payment upon his or her enrollment in the SERP. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant.

Employment Contracts / Change-in-Control Arrangements

The following table shows the compensation costs that would result, pursuant to the terms of each NEO’s employment agreement, from a termination of such NEO’s employment due to (i) Termination by the Company without Cause or by the NEO for “Good Reason,” as described in the Compensation Discussion and Analysis section, (ii) Voluntary Termination by the NEO without “Good Reason” or Termination by the Company with Cause, and (iii) Death or Disability. Except as otherwise indicated in the footnotes below, the calculations used to prepare this table assume the terminating event occurred on the last day of the Company’s most recently completed fiscal year and that the price per share of the Company’s common stock is the closing market price as of the date on which the stock was last actively traded in the most recently completed fiscal year. An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Except for unused vacation time, these amounts are not shown in the tables. Additionally, an NEO will be entitled to receive all amounts accrued and vested under our 401(k) Plan, the DCP, and the SERP, in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments. In order to receive the enhanced payments due to Termination by the Company without Cause or by the NEO for “Good Reason,” the NEO must enter into a binding general waiver and release of claims with the Company. For additional information on the employment contracts of the NEOs, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)	Death or Disability ($)
James R. Gober	Salary	$1,117,600		$0	$0
	Additional Cash Payment	$1,676,400		$0	$558,800
	Accelerated Restricted Stock Vesting	$922,845	(1)	$0	$0
	Unused Vacation Time	$75,223		$75,223	$75,223
	Life Insurance	$87,240		$0	$0
	Medical Insurance	$10,548		$0	$0
	Dental Insurance	$435		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$58,233		$0	$0

Roger Smith	Salary	$624,000		$0	$0
	Additional Cash Payment	$705,000		$0	$235,000
	Accelerated Restricted Stock Vesting	$843,769	(2)	$0	$0
	Unused Vacation Time	$13,200		$13,200	$13,200
	Life Insurance	$34,401		$0	$0
	Medical Insurance	$16,483		$0	$0
	Dental Insurance	$711		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$39,316		$0	$0

Samuel J. Simon	Salary	$812,800		$0	$0
	Additional Cash Payment	$900,000		$0	$300,000
	Accelerated Restricted Stock Vesting	$843,769	(2)	$0	$0
	Unused Vacation Time	$59,397		$59,397	$59,397
	Life Insurance	$54,641		$0	$0
	Medical Insurance	$16,483		$0	$0
	Dental Insurance	$763		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$52,924		$0	$0

Glen N. Godwin	Salary	$540,000		$0	$0
	Additional Cash Payment	$600,000		$0	$200,000
	Accelerated Restricted Stock Vesting	$843,769	(2)	$0	$0
	Unused Vacation Time	$20,200		$20,200	$20,200
	Life Insurance	$34,729		$0	$0
	Medical Insurance	$16,483		$0	$0
	Dental Insurance	$473		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$41,938		$0	$0

Scott C. Pitrone	Salary	$504,000		$0	$0
	Additional Cash Payment	$600,000		$0	$200,000
	Accelerated Restricted Stock Vesting	$843,769	(2)	$0	$0
	Unused Vacation Time	$19,385		$19,385	$19,385
	Life Insurance	$25,258		$0	$0
	Medical Insurance	$10,548		$0	$0
	Dental Insurance	$435		$0	$0
	Payout in Lieu of 401(k) Match and Discretionary Contribution and SERP Contribution	$18,750		$0	$0

(1)

Includes $13,959 and $5,584 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2012 and 2011, respectively.

(2)

Includes $12,763 and $5,105 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2012 and 2011, respectively.

The following table shows the compensation costs that would result, pursuant to the terms of the Performance Share Plan from a termination of each NEO’s employment due to “Special Events.” These costs are in addition to any costs that may be incurred pursuant to the terms of each NEO’s employment agreement. Under the terms of the Performance Share Plan, participants are entitled to pro-rated vesting upon the occurrence of a “Special Event,” provided that at least one year of the three year performance period has lapsed as of the date of the Special Event. Special Events are defined as death, “disability,” “retirement,” “involuntary termination without cause” and “change-in-control” (as such terms are defined in the Performance Share Plan). A participant shall have no right to receive payment or other benefits under the Performance Share Plan upon termination of employment other than upon the occurrence of a Special Event.

Name	Benefit	Termination due to a Special Event
James R. Gober	Performance Share Plan	$438,164
Roger Smith	Performance Share Plan	$438,164
Samuel J. Simon	Performance Share Plan	$438,164
Glen N. Godwin	Performance Share Plan	$438,164
Scott C. Pitrone	Performance Share Plan	$438,164

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, consideration is given to the limited pool of individuals with the necessary skills to serve as a director of a publicly-traded company and the significant time commitment required of each director, particularly with respect to the enhanced time commitments of those individuals that serve on one or more Board committees, as Chairman of a Board committee and/or as Lead Director.

In July 2012, the Nominating and Corporate Governance Committee conducted a review of Infinity’s director compensation, which had remained unchanged since 2007, compared to a peer group of companies, which included Affirmative Insurance Holdings, Inc.; Alleghany Corporation; EMC Insurance Group, Inc.; Erie Indemnity Company; Harleysville Group, Inc.; ProAssurance Corporation; RLI Corp.; Safety Insurance Group, Inc.; Selective Insurance Group, Inc.; State Auto Financial Corporation; Tower Group, Inc.; and United Fire Group, Inc. Based upon this review, the Nominating and Corporate Governance Committee concluded that average annual director compensation at Infinity was approximately $15,000 to $20,000 below that of the peer group. As a result and upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved certain increases, as more fully discussed below, in the cash and equity compensation paid to Non-Employee Directors.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2012, each Non-Employee Director received an annual cash retainer of $32,500. Effective October 1, 2012, the annual cash retainer payable to each Non-Employee Director was increased from $30,000 per year to $40,000 per year. The Chairmen of the Compensation and Investment Committees each received an additional annual cash retainer of $6,250. Effective October 1, 2012, the additional annual cash retainer payable to each Chairman of the Compensation and Investment Committees was increased from $5,000 per year to $10,000 per year. The Chairman of the Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000. The Chairman of the Audit Committee and the Lead Director each received an additional annual cash retainer of $15,000. Finally, each Non-Employee Director received a cash payment of $1,500 for each Board or committee meeting attended, whether in person or telephonically. Board members who are employees of the Company are not entitled to cash compensation for their service on the Board or for attending Board or committee meetings.

Equity Compensation Paid to Board Members

The equity portion of a Non-Employee Director’s annual retainer was $50,000 in 2012 and will be increased to $55,000 for 2013. The Company has established the Non-Employee Directors’ Stock Ownership Plan (the “Directors’ Stock Plan”) for the purpose of better aligning the interests of its Non-Employee Directors with the interests of its shareholders by providing a portion of the Non-Employee Directors’ annual compensation in the form of restricted stock. Pursuant to the Directors’ Stock Plan, each Non-Employee Director is entitled to receive a grant of restricted stock on or about June 1st of each year, which becomes transferable 6 months after the date of grant. Under the Directors’ Stock Plan, each Non-Employee Director annually receives $50,000 ($55,000 beginning in 2013) in the form of a restricted stock grant, determined by dividing the average trading price (defined as the midpoint between the intraday high and low) of the Company’s common stock for the five trading days preceding the date of grant into $50,000 ($55,000 beginning in 2013). Any fractional result is rounded up to the nearest whole number.

In order to further align the Non-Employee Directors’ interests with the interests of the Company’s shareholders, the Directors’ Stock Plan contains guidelines specifying that each director, within three years of receiving his or her first restricted stock grant, should beneficially own Company stock in an amount equal to at least $100,000 or three times the then-current cash portion of the annual Board retainer, whichever is less (the “Share Ownership Target”). The Directors’ Stock Plan provides that no Non-Employee Director shall dispose of shares received as part of an annual restricted stock grant until that director reaches the Share Ownership Target. Furthermore, Non-Employee Directors are encouraged to retain, exclusive of any charitable contributions, beneficial ownership of any stock received as part of such Director’s annual Board retainer throughout the duration of such Director’s tenure on the Board. As of March 25, 2013, each Non-Employee Director beneficially owns Company stock in an amount exceeding the Share Ownership Target.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Teresa A. Canida	$55,000	$50,000	$413	$105,413
Jorge G. Castro	$58,250	$50,000	$413	$108,663
Harold E. Layman	$55,250	$50,000	$413	$105,663
Drayton Nabers, Jr.	$73,500	$50,000	$413	$123,913
William Stancil Starnes	$49,000	$50,000	$413	$99,413
Gregory C. Thomas	$28,302	$0	$0	$28,302
Samuel J. Weinhoff	$61,066	$50,000	$413	$111,479

(1)

Represents the fair value on the date of grant for the award of restricted stock, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s 2012 Annual Report on Form 10-K.

(2)	Includes dividends paid on restricted stock during the restriction period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following are the only shareholders that we know to beneficially own 5% or more of our outstanding common stock as of December 31, 2012. As permitted under the rules of the Securities and Exchange Commission, information regarding the following shareholders and contained in the table below has been obtained from reports filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,798,571	(1)	15.4%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,148,244	(2)	9.84%

NewSouth Capital Management, Inc. 999 S. Shady Grove Rd., Suite 501 Memphis, TN 38120	949,401	(3)	8.1%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	938,445	(4)	8.04%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	665,657	(5)	5.7%

Macquarie Group Limited, et al. No. 1 Martin Place Sydney, New South Wales, Australia	618,376	(6)	5.3%

(1)

According to the information contained in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. (collectively, “Price Associates”) with the Securities and

Exchange Commission on February 7, 2013: i) Price Associates has sole voting power as to 1,130,050 of these shares and sole dispositive power as to all of these shares, and ii) for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is provided as of December 31, 2012.
(2)

According to the information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 11, 2013: i) Dimensional has sole voting power as to 1,143,847 shares and sole dispositive power as to all of these shares, ii) such shares are owned by certain investment companies, commingled group trusts and separate accounts to which Dimensional furnishes investment advice or acts as investment manager, and iii) Dimensional disclaims beneficial ownership of all such shares. This information is provided as of December 31, 2012.

(3)

According to the information contained in the Schedule 13G/A filed by NewSouth Capital Management, Inc. (“NewSouth”) with the Securities and Exchange Commission on February 8, 2013: i) NewSouth has sole voting power as to 806,071 of these shares and sole dispositive power as to all of these shares, ii) NewSouth is an Investment Advisor and in such capacity acquired the securities on behalf of its clients, and iii) no single client’s interest relates to more than 5% of the Company’s common stock. This information is provided as of December 31, 2012.

(4)

According to the information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on February 1, 2013: i) BlackRock has sole voting and dispositive power as to all of these shares, ii) various persons have the right to receive or power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, and iii) no one person’s interest in the Company’s common stock is more than 5% of the total outstanding shares of the Company’s common stock. This information is provided as of December 30, 2012.

(5)

According to the information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 11, 2013: Vanguard has sole voting power as to 17,596 of these shares, sole dispositive power as to 648,661 of these shares, and shared dispositive power as to 16,996 of these shares. This information is provided as of December 31, 2012.

(6)

According to the information contained in the Schedule 13G filed jointly by Macquarie Group Limited, Macquarie Bank Limited, Delaware Management Holdings Inc., and Delaware Management Business Trust with the Securities and Exchange Commission on March 8, 2013: Macquarie Group Limited and Macquarie Bank Limited (collectively, “Macquarie”) have no sole or shared voting or dispositive power over any of these shares; and Delaware Management Holdings Inc. and Delaware Management Business Trust (collectively, “Delaware”) have sole voting and dispositive power as to all of these shares. This information is provided as of December 31, 2012.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of common stock by each director and each named executive officer and by our directors and executive officers as a group, as of March 25, 2013. Additional information regarding the directors can be found under Proposal 1: Election of Directors.

Name	Position	Common Stock Subject to Options Exercisable Within 60 Days or to Distribution under the Performance Share Plan Within 60 Days		Other Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
						Amount	Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer, and President	28,898	(1)	112,944	(2)	141,842	1.23%
Roger Smith	Executive Vice President, Chief Financial Officer, Treasurer, and Director	3,509	(3)	17,540	(4)	21,049	*

Name	Position	Common Stock Subject to Options Exercisable Within 60 Days or to Distribution under the Performance Share Plan Within 60 Days		Other Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
						Amount	Percentage
Samuel J. Simon	Executive Vice President, General Counsel, Assistant Secretary, and Director	23,509	(3)	48,419	(4)	71,928	*
Glen N. Godwin	Senior Vice President, Business Development	8,509	(3)	27,015	(4)	35,524	*
Scott C. Pitrone	Senior Vice President, Product Management	8,509	(3)	14,145	(4)	22,654	*
Teresa A. Canida	Director	0		4,333		4,333	*
Jorge G. Castro	Director	357		9,050	(5)	9,407	*
Harold E. Layman	Director	5,000		9,404		14,404	*
Drayton Nabers, Jr.	Director	0		7,525		7,525	*
E. Robert Meaney	Nominee	0		0		0	*
William Stancil Starnes	Director	0		6,582		6,582	*
Samuel J. Weinhoff	Director	0		14,181	(6)	14,181	*
All executive officers, directors and nominees as a group (12 persons)						349,428	3.04%

(1)	Includes 3,898 shares of common stock to be distributed on April 15, 2013 under the Performance Share Plan.
(2)	Does not include 15,510 shares of restricted stock over which the executive lacks voting or investment power.
(3)	Includes 3,509 shares of common stock to be distributed on April 15, 2013 under the Performance Share Plan.
(4)	Does not include 14,181 shares of restricted stock over which the executive lacks voting or investment power.
(5)	Includes 6,579 shares that are pledged as collateral in connection with a bank loan.
(6)	Includes 500 shares held in trust for his son.
*	Less than 1%

Roger Smith, age 52, was appointed Chief Financial Officer and Treasurer in 2002 and Executive Vice President in 2005, and served as Director from 2003 to 2013 and in various executive capacities with Infinity and its affiliates since 1987.

Samuel J. Simon, age 56, was appointed General Counsel in 2002, Executive Vice President in 2005, and Assistant Secretary in 2010, and served as Director from December 2003 to 2013, as Secretary from 2002 to 2010, and in various legal and executive capacities with Infinity former and its affiliates since 1986.

Glen N. Godwin, age 55, was appointed as Senior Vice President, Business Development in 2009. Mr. Godwin has served in various executive capacities with Infinity and its affiliates since 1987.

Scott C. Pitrone, age 50, was appointed as Senior Vice President, Product Management in 2009. Mr. Pitrone has served in various executive capacities with Infinity and its affiliates since 1993.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require us to disclose in this Proxy Statement any reporting violations with respect to the 2012 fiscal year. Based solely upon a review of the applicable filings made with the Securities and Exchange Commission by the officers, directors, and greater than 10% shareholders, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of its Charter, our Nominating and Corporate Governance Committee is charged with considering questions involving potential conflict of interest between any director or member of senior management and the Company. Pursuant to the terms of our Code of Ethics, all directors and officers are also required to fully disclose any conflicts of interest to the Audit Committee Chairman. Finally, pursuant to the terms of its Charter, our Audit Committee is charged with reviewing and approving or disapproving all related-party transactions. To the extent that a transaction may constitute both a potential conflict of interest and a related-party transaction, then both the Audit Committee and Nominating and Corporate Governance Committee would review and approve or disapprove of such transaction.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder who intends to submit a proposal for the 2014 Annual Meeting of Shareholders for inclusion in the Proxy Statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address listed on the cover page of this Proxy Statement, no later than December 17, 2013.

For those shareholder proposals that are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal that is received by the Corporate Secretary after March 1, 2014. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

ANNEX A

INFINITY PROPERTY AND CASUALTY CORPORATION

2013 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

A-i

13.	Effective Date, Amendments, Governing Law and Plan Termination		14
	(a)	Effective Date	14
	(b)	Amendments	14
	(c)	Governing Law	15
	(d)	Plan Termination	15

A-ii

INFINITY PROPERTY AND CASUALTY CORPORATION

2013 STOCK INCENTIVE PLAN

1. Purposes

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.

2. Definitions

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

(b) “Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares or Restricted Share Units, Performance Shares or Performance Units, or any or all of them, to a Participant.

(c) “Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(d) “Award Value” means the number of Common Shares to be distributed to a Participant who has received an Award of Performance Shares or Performance Units following the Termination Date of such Award.

(e) “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise provided in the Participant’s Award Agreement, (i) the Participant’s failure or refusal to materially perform his/her duties; (ii) the Participant’s failure or refusal to follow material lawful directions of the Board or any other act of material insubordination on the part of Participant; (iii) the engaging by the Participant in misconduct, including but not limited to any type of conduct which is materially and demonstrably injurious to the Company or any of its divisions, Subsidiaries or Affiliates, monetarily or otherwise; (iv) any conviction of, or plea of guilty or nolo contendere, by the Participant to a felony (other than a traffic violation); or (v) the commission (or attempted commission) of any act of fraud or dishonesty by the Participant which is materially detrimental to the business or reputation of the Company or any of its divisions, Subsidiaries or Affiliates.

(h) “Change in Control” means the occurrence of one or more of the following events:

(i) Any Person or group of Persons becomes both a Beneficial Owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of securities representing 30% or more of the total number of votes that may be cast for the election of directors of the Company, whether by open market purchases, by tender offer or exchange offer, through issuance of new shares by the Company or by merger or consolidation;

(ii) Within two (2) years after a merger, consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director or directors, or any combination of the foregoing, the individuals who were directors of the Company immediately prior to the merger, consolidation, liquidation, sale of assets or contested election shall cease to constitute a majority of the Board; or

(iii) Within two (2) years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior to the commencement of the tender offer or exchange offer shall cease to constitute a majority of the Board.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder. Any reference to the Code or a section thereof shall also refer to any successor Code or section.

(j) “Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m), “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.

(k) “Common Share” or “Common Shares” means one or more of the common shares, without par value, of the Company.

(l) “Company” means Infinity Property & Casualty Corporation, a corporation organized under the laws of the State of Ohio, its subsidiaries, divisions and affiliated businesses.

(m) “Commencement Date” means January 1 of any year in which an Award of Performance Shares or Performance Units is made.

(n) “Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.

(o) “Disability” means the failure of the Participant to render services to the Company for a continuous period of six (6) months because of the Participant’s physical or mental disability or illness. The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

(p) “Effective Date” has the meaning set forth in Section 13(a).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.

(r) “Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.

(s) “Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares. If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee. In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(t) “Full-Value Award” means Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units or unrestricted Common Shares.

(u) “ISO” means an Incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(v) “Non-Employee Director” means a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

(w) “NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(x) “Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.

(y) “Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(z) “Performance Goals” means the goals established by the Committee, as described in Section 6(e)(ii).

(aa) “Performance Measures” means the criteria set out in Section 6(e)(iii) that may be used by the Committee as the basis for a Performance Goal.

(bb) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(cc) “Performance Share” means an Award granted to a Participant pursuant to Section 6(d).

(dd) “Performance Unit” means an Award granted to a Participant pursuant to Section 6(d).

(ee) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company securities.

(ff) “Plan” means the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan, as amended and restated from time to time.

(gg) “Prior Plans” mean each of the Company’s 2002 Restricted Stock Plan (as amended and restated effective July 31, 2007), Amended and Restated 2002 Stock Option Plan, Non-Employee Director’s Stock Ownership Plan and Second Amended and Restated 2008 Performance Share Plan.

(hh) “Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).

(ii) “Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.

(jj) “Restriction Period” means, with respect to any Full-Value Award (other than an Award to a Non-Employee Director), the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee, including the Performance Period for Full-Value Awards intended to qualify for the Performance-Based Exception.

(kk) “Retirement” means retirement with the Company at or after age 65 or at or after the later of age 55 and ten years of service.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.

(mm) “Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SAR is exercised over the Exercise Price established for that SAR at the time of grant, multiplied by the number of Common Shares with respect to which the SAR is exercised.

(nn) “Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time. Stock Options include ISOs and NQSOs.

(oo) “Subsidiary” has the meaning set forth in Section 424(f) of the Code.

(pp) “Tandem SAR” means a SAR granted in tandem with a Stock Option.

(qq) “Termination Date” means the date on which the term of an Award of Performance Shares or Performance Units expires.

3. Administration of the Plan

(a) Authority of Committee. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee, except that with respect to Awards to Non-Employee Directors, the Nominating and Corporate Governance Committee of the Board shall serve as the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):

(i) select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;

(ii) determine the type, size and terms of the Awards to be granted to each Participant;

(iii) determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv) establish objectives and conditions for earning an Award;

(v) determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;

(vi) determine whether the terms, conditions, and objectives for earning an Award have been met, including, without limitation, any such determination or certification, as the case may be, required for compliance with Code Section 162(m);

(vii) modify or waive the terms and conditions of Awards granted under the Plan, in a manner not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an Award or cancel or suspend an Award;

(viii) determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;

(ix) determine the guidelines and/or procedures for the payment or exercise of Awards;

(x) determine whether an Award may be intended to qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to an employee should qualify for the Performance-Based Exception;

(xi) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

(xii) construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and

(xiii) make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.

(b) Binding Authority. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it under the Plan, shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.

(c) Delegation of Authority. To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors or one or more officers of the Company, except that no such allocation or delegation shall be permitted with respect to Awards intended to qualify for the Performance-Based Exception, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan. When the Committee delegates its authority hereunder to one or more officers of the Company, it shall specify the total number of Awards that the officer or officers may award and the terms on which any Awards may be issued, offered or sold. In no event shall the Committee authorize any officer to designate such officer as a recipient of any Awards.

4. Eligibility

Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award. Eligible persons include any of the following individuals: (i) any officer or key employee of the Company, (ii) any consultant (as defined in the General Instructions to the Form S-8 registration statement under the Securities Act) to the Company, and (iii) any Non-Employee Director. All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.

5. Common Shares Subject to the Plan

(a) Authorized Number of Common Shares. Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is 1,000,000. Upon the Effective Date, the Prior Plans will terminate and no further Awards shall be granted thereunder; provided that all outstanding awards under the Prior Plans as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plans, as applicable.

(i) The maximum number of Common Shares available for grant with respect to Full-Value Awards is 1,000,000.

(ii) The maximum number of Common Shares available for issuance with respect to ISOs is 1,000,000.

(b) Share Counting. The following rules shall apply in determining the number of Common Shares available for grant under the Plan:

(i) Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.

(ii) To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of Common Shares being made, the maximum share limitation shall be credited with one Common Share for each Common Share subject to such Award, and such number of credited Common Shares may again be made subject to Awards under the Plan.

(iii) Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.

(c) Award Limitations. Subject to the adjustment provisions of Section 8, the following limits shall apply with respect to Awards intended to quality for the Performance-Based Exception:

(i) The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 300,000 Common Shares.

(ii) The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant shall be 100,000 Common Shares.

(d) Shares to be Delivered. Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

6. Awards to Participants

(a) Stock Options.

(i) Grants. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs. Stock options may be granted alone or with Tandem SARs. With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Stock Options or Tandem SARs, as the case may be.

(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.

(iii) Term. The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant.

(iv) ISO Limits. ISOs may be granted only to Participants who are employees of the Company (or of any parent or Subsidiary) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or Subsidiary), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant. The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted. The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.

(v) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(vi) Form of Payment. Vested Stock Options may be exercised in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)

through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on Stock Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.

(b) Stock Appreciation Rights.

(i) Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs. With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.

(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.

(iii) Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.

(iv) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(v) Form of Payment. Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.

(vi) Tandem SARs. Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO; (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.

(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on SARs. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.

(c) Restricted Shares and Restricted Share Units.

(i) Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form.

(ii) Restrictions. Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws. Subject to Sections 9 and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and, except as may be determined by the Committee, any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death, Disability or Retirement, in each case as specified in the applicable Award Agreement; provided that the Restriction Period applicable to the first vesting date of an Award subject to pro rata or graded vesting (as referenced in (A) above) may be for less than one year, provided the first vesting date is no earlier than the fiscal year-end date of the fiscal year during which the Award was granted. To the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, except as may be determined by the Committee, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(e).

(iii) Transfer Restrictions. During the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(iv) Dividends and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares but shall not have the right to vote the Restricted Shares as the record owners; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse. Participants shall have no other rights as a shareholder with respect to Restricted Share Units unless otherwise determined by the Committee. Notwithstanding the forgoing, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall provide the Participant with dividend or shareholder rights unless otherwise determined by the Committee; provided that an Award Agreement may provide for payment (in money or shares) equal to the dividends paid on the number of Common Shares payable upon vesting of such Restricted Shares or Restricted Share Units or at any time prior thereto.

(v) Payment of Restricted Share Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.

(vi) Ownership. Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form. No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.

(vii) Forfeiture. If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, the Participant shall forfeit the Restricted Shares or Restricted Share Units. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse; however, to the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the provisions of Section 6(e)(iv) will apply.

(d) Performance Shares and Performance Units.

(i) Grants. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines.

(ii) Award Value of Performance Shares/Units. The Award Value of each Performance Share and Performance Unit shall be calculated immediately following the Termination Date, unless the Committee designates a different day for such calculation at the time of grant.

(iii) Term. Performance Shares and Performance Units shall terminate on a Termination Date to be determined by the Committee in its sole discretion.

(iv) Vesting. Performance Shares and Performance Units shall vest as of the Termination Date, but only if the Participant is actively employed on a full-time basis with the Company through the Termination Date.

(v) Forfeiture. All unvested Performance Shares and Performance Units shall be forfeited on Termination Date or such other date as may be set forth in the Award Agreement or determined by the Committee at the time of grant in its sole discretion.

(e) Performance-Based Exception.

(i) Grants. Subject to the provisions of the Plan, Full-Value Awards granted in a manner that is intended to qualify for the Performance-Based Exception shall be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.

(ii) Performance Goals. Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee.

(iii) Performance Measures. The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: combined ratio, premium growth, including growth within certain specific geographical areas, cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on equity or shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms, before or after taxes, or relative to the performance of other entities.

(iv) Treatment of Awards. With respect to any Full-Value Award that is intended to qualify for the Performance-Based Exception: (A) the Committee shall interpret the Plan and this Section 6(e) in light of Code Section 162(m), (B) the Committee shall not amend the Full-Value Award in any way that would adversely affect the treatment of the Full-Value Award under Code Section 162(m), and (C) such Full-Value Award shall not vest or be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(f) Unrestricted Share Awards.

Subject to the terms and provisions of the Plan, the Committee may grant awards of unrestricted Common Shares to Participants in such number and upon such terms and conditions as the Committee determines in recognition of outstanding achievements or contributions by such Participants or otherwise. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.

(g) Provisions Applicable to Non-Employee Directors.

(i) Full-Value Awards. The Committee shall have authority to grant to Non-Employee Directors, on or about June 1 of each year during which a Non-Employee Director is a member of the Company’s Board and is serving on the Board as of June 1, a Full Value Award determined by dividing $55,000 (the “Equity Grant Value”) by the average of the per share Fair Market Value of Common Shares for the five (5) trading days ending on the last business day prior to June 1 of the applicable year; the resulting number shall then be rounded up to the nearest share. The Committee may change the Equity Grant Value from time to time, or may determine that a fixed number of shares be granted in lieu of using the “Equity Grant Value” method described above, in each case without shareholder approval. Full-Value Awards granted to Non-Employee Directors pursuant to this Section 6(g)(i) shall not be transferrable by Non-Employee Directors for a period of six (6) months from the Date of Grant. Notwithstanding the foregoing, the Committee may grant to Non-Employee Directors Stock Options in lieu of or in addition to Restricted Shares.

(ii) Additional Payment in Common Stock in Lieu of Cash. On or prior to January 1 of any calendar year, any Non-Employee Director may notify the Company that he or she is electing to receive unrestricted Common Shares in lieu of a specified percentage (not to exceed 50%) of cash compensation scheduled to be received in the upcoming calendar year; provided, however, that this amount shall exclude such cash compensation to be earned for attending Board and/or committee meetings. Such additionally issued Common Shares shall be governed by the terms and provisions of Section 6(g)(i) above and the additional terms and provisions of this Plan.

(iii) Additional Transfer Restrictions. No Non-Employee Director may dispose of any shares received pursuant to an Award under Section 6(g)(i) of this Plan until such Non-Employee Director beneficially owns the target amount of Common Shares required by stock ownership guidelines adopted by the Company (the “Share Ownership Target”). Thereafter, no Non-Employee Director shall dispose of any shares received pursuant to an Award under Section 6(g)(i) of this Plan such that such Non-Employee Director’s direct or indirect ownership of Common Shares would be less than the Share Ownership Target.

7. Deferred Payment

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A.

8. Dilution and Other Adjustments

In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other distribution (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any such adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A or is exempt from Code Section 409A to become subject to Code Section 409A.

9. Change in Control

Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern):

(a) all outstanding Stock Options and SARs vest and become fully exercisable; and

(b) all Full-Value Awards (including Performance Shares and Performance Units) become fully vested.

10. Termination

(a) Termination by Death, Disability, or Retirement. Unless otherwise provided in the Participant’s Award Agreement, the vesting of an Award shall be immediately accelerated upon a Participant’s death, Disability, or Retirement; provided that the vesting of Performance Shares and Performance Units in connection with Retirement shall only be accelerated on a pro-rata basis based upon the amount of days that have passed since the Commencement Date and; provided further that for Full-Value Awards intended to qualify for the Performance-Based Exception, in the case of Retirement no vesting may occur or no distribution may be made prior to the attainment of the Performance Goals. Stock Options and SARs may thereafter be exercised for a period of one year following such termination, in the case of death or Disability, and 90 days in the case of Retirement (or such other period as the Committee may specify at or after the time of grant) or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(b) Termination for Cause. Unless otherwise provided in the Participant’s Award Agreement, if a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).

(c) Other Terminations.

(i) By the Company. Unless otherwise provided in the Participant’s Award Agreement, if a Participant’s employment or service is terminated by the Company for any reason other than Cause, (x) any unvested portion of Stock Options or SARs held by the Participant at the time of termination shall become vested and such Stock Options and SARs may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter; provided that, for Stock Options and SARs intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made prior to the attainment of the Performance Goals and (y) all Full-Value Awards shall become fully-vested upon termination; provided that, the vesting of Performance Shares and Performance Units shall only be accelerated on a pro-rata basis based upon the amount of days that have passed since the Commencement Date and; provided further that, for Full-Value Awards intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made prior to the attainment of the Performance Goals. If a Participant dies during the three month period referred to in clause (x) above, any unexercised Stock Option or SAR held by the Participant or transferred pursuant to the provisions of this Plan, shall be exercisable, to the full extent that such Stock Option was exercisable at the time of death, for a period of one year after the date of death of the Participant or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(ii) By the Participant. Unless otherwise provided in the Participant’s Award Agreement, if a Participant’s employment or service is terminated by the Participant for any reason other than death, Disability or Retirement, (x) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (y) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (z) all Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination. If a Participant dies during the three month period referred to in clause (x) above, any unexercised Stock Option or SAR held by the Participant or transferred pursuant to the provisions of this Plan, shall be exercisable, to the full extent that such Stock Option was exercisable at the time of death, for a period of one year after the date of death of the Participant or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(d) Limitation for ISOs. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, a NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.

(e) Transfers and Leaves of Absence. The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws. The following leaves of absences are not deemed to be a termination of employment:

(i) if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;

(ii) if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and

(iii) subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.

11. Recoupment or Recovery Policy

Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any stock exchange on which the Common Shares are traded or the Securities and Exchange Commission.

12. Miscellaneous Provisions

(a) Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.

(b) No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(c) Assignment or Transfer. Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c). Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended.

(d) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory applicable withholding tax (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the Company deems appropriate, a Participant may elect to satisfy applicable withholding tax through cash or cash proceeds.

(e) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) the Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.

(f) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(g) Fractional Shares. Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(h) Unfunded Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i) Severability. If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Limitation of Liability. Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(k) Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l) Code Section 409A Compliance. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance. The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

13. Effective Date, Amendments, Governing Law and Plan Termination

(a) Effective Date. The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.

(b) Amendments.

(i) Amendment of the Plan. The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.

(ii) Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.

(c) Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Ohio. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

(d) Plan Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the “Company”) hereby constitutes and appoints James R. Gober and James H. Romaker, and each of them, agents and proxies of the undersigned, each with full power of substitution and re-substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 21, 2013, and at any and all adjournments or postponements thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted “FOR” all nominees listed under Proposal 1 and “FOR” Proposals 2, 3, and 4. If cumulative voting is invoked by a shareholder through proper notice to the Company, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

The undersigned revokes any prior proxy at such meeting and ratifies all acts of said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 21, 2013

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 21, 2013

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2012 Annual Report on Form 10-K are available at http://www.infinityauto.com/proxy2012

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
Proposal 1. Elect eight directors.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Teresa A. Canida ☐ Jorge G. Castro ☐ James R. Gober	Proposal 2.	Ratify the appointment of Ernst & Young LLP as Infinity’s independent registered public accounting firm for the 2013 fiscal year.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Harold E. Layman ☐ E. Robert Meaney ☐ Drayton Nabers, Jr.	Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)	☐ William Stancil Starnes ☐ Samuel J. Weinhoff	Proposal 4.	Approve the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.